Exhibit (4)(a)

AMERICAN FAMILY LIFE INSURANCE COMPANY

6000 AMERICAN PKWY

MADISON, WI 53783-0001

888-428-5433

A STOCK COMPANY

VARIABLE UNIVERSAL LIFE INSURANCE

This policy is a legal contract between the owner and us. This policy sets forth, in detail, the rights and obligations of the owner and us.

We agree to pay the proceeds or the death benefit of this policy, subject to the conditions and provisions of this policy.

RIGHT TO EXAMINE AND RETURN POLICY WITHIN 30 DAYS

The owner may return this policy at any time before midnight of the 30th day after receipt by delivering it or mailing it to:

1.	us at our home office; or

2.	the registered representative of American Family Securities, LLC, through whom this policy was purchased.

Upon such mailing or delivery, this policy is deemed void from the start and within seven days from the date we receive this policy, we will refund an amount equal to the greater of the premiums paid or the sum of:

1.	the policy value of this policy on the date this policy is received at our home office;

2.	any premium charges that were deducted from the premium; and

3.	monthly deductions made on the policy date and any monthly deduction day.

The amount of the death benefit or the duration of the death benefit may vary as described in the Death Benefit provisions. The policy value in the variable account is based on the investment experience of that account and may increase or decrease daily. It is not guaranteed as to dollar amount. See page 24 for the variable account provisions of this policy.

This policy has been signed at our home office in Madison, Wisconsin.

JACK SALZWEDEL	JAMES ELDRIDGE
PRESIDENT	SECRETARY

DESCRIPTION

FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

Premiums are payable until the earlier of the maturity date or the primary insured’s death

Participating

PLEASE READ YOUR POLICY CAREFULLY

ALPHABETIC GUIDE TO THIS POLICY

PROVISION	PAGE
Changes in Insurance Coverage	7
Increase in Specified Amount	7
Decrease in Specified Amount	7
Add or Increase Riders	7
Cancel or Decrease Riders	7
Change in Primary Insured’s Death Benefit Option	7
Death Benefit Options	18, 19
Change in Death Benefit Option	18
Death Benefit Requirement	18
Table of Policy Value Percentages	19
Death Benefits Payable	17, 18
Definitions	4, 5, 6
Accumulation Unit	4
Application	4
Attained Age	4
Authorized Request
Beneficiary(ies)	4
Business Day	4
Death Benefit	4
Decrease in Specified Amount	4
Excess Interest	4
Fixed Account	4
Fixed Account Policy Value	4
Fund	4
General Account	4
Home Office	4
Increase in Specified Amount	4
In Force	4
Issue Age	4
Issue Date	4
Maturity Date	5
Monthly Deduction	5
Monthly Deduction Day	5
Net Policy Value	5
Net Premium	5
Non-Preferred Policy Loan	5
Owner	5
Policy Date	5
Policy Loan Balance	5
Policy Value	5
Preferred Policy Loan	5
Premium Charge	5
Primary Insured	5
Proceeds	5
Proof of Death
Rider	5
SEC	5
Specified Amount	5
Surrender Value	5
Target Premium
Underwriting Class	5
Valuation Period	6
Variable Account	6
Variable Account Policy Value	6
We, Us, Our	6
Effective Date of Coverage	6
Extension of Maturity Date	19
General Provisions	22, 23
Annual Report	22
Basis of Calculation	22
Claims of Creditors	22
Continuation of Insurance Coverage	22
Dividends	22
Entire Contract	22
Error	23
Grace Period	23
Incontestability	23
Misstatement of Age or Gender	23
Reinstatement	23
Suicide	24

Tax Qualification as Life Insurance	24
Waiver and Change	24
Maturity	19
Ownership, Beneficiary, Assignment	6, 7
Ownership	6
Change of Owner	6
Beneficiary(ies)	7
Change of Beneficiary	7
Assignment	7
Policy Loans	15
Policy Loans	15
Policy Loan Interest	15
Policy Loan Allocation	15
Policy Loan Repayment	15
Policy Value	14, 15
Accumulation Units	14
Accumulation Unit Value	14
Net Investment Factor	14, 15
Fixed Account Interest	15
Premiums	7 - 13
Premium	8
Planned Premium	8
Minimum Premium	8
Premium Reminder Notice	8
Premium Limits	8
Premium Allocation	8, 9
Adjusted Policy Value	9
Cost of Insurance	9

Cost of Insurance Rates	9
Table of Guaranteed Cost of Insurance Rates	10, 11, 12, 13
Right to Examine and Return Policy	1
Settlement Options	19, 20, 21
Settlement Options	20
Interest	20
Settlement Option Conditions	20
Settlement Option Tables	20, 21

ALPHABETIC GUIDE TO THIS POLICY (CONTINUED)

Surrender	16
Full Surrender	16
Full Surrender Charge	16
Partial Surrender	16
Partial Surrender Charge	16
Processing Fee	16
Termination Date of Coverage	6
Variable Account	24
Variable Account	24
Subaccounts	24
Investment Options	24
Transfers	24

DEFINITIONS

The following are some of the key words used in this policy. When these words are used they are in bold type. As you read this policy, you can refer to this section for the definition.

Accumulation Unit. A measure of the value of each subaccount used in determining the variable account policy value.

Additional Premium. Premium paid under this policy other than planned premium.

Application. The form completed when applying for coverage under this policy. This includes any:

1.	amendments or endorsements;

2.	supplemental applications; and

3.	applications for reinstatement.

Attained Age. The issue age plus the number of years since the policy date.

Authorized Request. A request in a form satisfactory to us, that is received at our home office. This includes but is not limited to written request signed by the owner.

Beneficiary(ies). The person(s) or entity so named on the application, unless later changed.

Business Day. A day when the New York Stock Exchange is open for trading, except for:

1.	the days specified in the prospectus subject to applicable regulatory authority;

2.	any day that a subaccount’s corresponding investment option does not value its shares.

Assets are valued at the close of the business day (typically 4:00 P.M. Eastern Time).

Death Benefit. The amount payable to the beneficiary upon the death of the primary insured according to the conditions and provisions of this policy.

Decrease in Specified Amount. A decrease to the specified amount after this policy is issued.

Excess Interest. Any interest credited in addition to the guaranteed interest on the fixed account.

Fixed Account. An account in which the policy value accrues interest at no less than the guaranteed minimum rate shown on the schedule. The fixed account is supported by our general account.

Fixed Account Policy Value. The amount under this policy in the fixed account.

Fund. An open end diversified management investment company or unit investment trust in whose portfolio a subaccount invests as shown on the schedule.

General Account. All our assets other than those allocated to the variable account or any other separate account. We have complete ownership and control of the assets of the general account.

Home Office. Our office at 6000 American Pkwy, Madison, Wisconsin 53783-0001.

Increase in Specified Amount. An increase to the specified amount after this policy is issued. It does not include an increase to the specified amount due to a change in death benefit from option two to option one or any addition of or increase to any rider.

In Force. The status of this policy, as long as it has not terminated according to its conditions and provisions.

Issue Age. The primary insured’s age, calculated on his/her birthday nearest the policy date. A different issue age may apply to any rider or increase in coverage subsequently added to this policy.

Issue Date. The date shown on the schedule that this policy was issued and the premium is credited under this policy. A rider or increase in coverage subsequently added to this policy will have its own issue date.

Maturity Date. The date shown on the schedule that this policy terminates if the primary insured is living and this policy is in force. This date is the policy anniversary date nearest the primary insured’s attained age 100 unless extended under the Extension of Maturity Date provision.

Minimum Premium. The amount, shown on the schedule or an endorsement or amendment, necessary to keep the policy in force during the continuation of insurance coverage period. It is equal to the minimum monthly premium multiplied by the number of months since the policy date (including the current month).

Monthly Deduction. The amount equal to the sum of:

1.	the cost of insurance for this policy; and

2.	the cost of any rider; and

3.	the separate monthly policy fee shown on the schedule, and the policy issue fee; and

4.	the separate administrative charge.

Monthly Deduction Day. The first monthly deduction day is the issue date; thereafter, the monthly deduction day is the same day each month as the policy date.

Net Policy Value. The amount calculated as:

1.	the policy value; less

2.	the amount of any policy loan balance.

Net Premium. The amount of premium remaining after the premium charge shown on the schedule has been deducted.

Non-Preferred Policy Loan. The loaned amount that is considered premiums paid.

Owner. The person so named on the application, unless later changed.

Planned Premium. The planned premium is shown on the Schedule and is the basis for premium reminder notices. The least amount of any planned premium payment after the initial premium payment is $50.00.

Policy Date. The date shown on the schedule that coverage under this policy becomes effective and that determines each:

1.	policy year;

2.	policy anniversary;

3.	policy month.

If the policy date would otherwise fall on the 29th, 30th or 31st of the month, the policy date will be the 28th of the month.

Policy Loan Balance. The sum of all outstanding policy loans, including preferred policy loans and non-preferred policy loans, plus accrued loan interest.

Policy Value. The total amount under this policy in the variable account and the fixed account.

Preferred Policy Loan. The loaned amount that is excess surrender value over premiums paid.

Premium payments. All payments made under the policy other than repayments of the policy loan balance.

Premium Charge. The percentage of premium shown on the schedule that is assessed against any premium payment.

Primary Insured. The person so named on the application as the primary insured.

Proceeds. The amount payable on the maturity date of this policy or on partial or full surrender of this policy.

Proof of Death. The following are acceptable as proof of death:

1.	a certified copy of the death certificate;

2,	a statement from the physician in attendance at the time of death;

3.	a finding from a court of competent jurisdiction;

4.	any other proof of death satisfactory to us.

Rider. A supplement made a part of this policy that provides additional benefits or excludes benefits.

SEC. The Securities and Exchange Commission, a United States government agency.

Specified Amount. The dollar amount shown on the schedule or shown on an endorsement or amendment, not including any riders, used to determine the primary insured’s death benefit.

Surrender Value. An amount equal to:

1.	the policy value; minus

2.	the sum of the surrender charge and the policy loan balance.

The surrender value of this policy is never less than zero.

Target Premium. An amount of premium based on the specified amount and the risk characteristics of the primary insured used as a basis for limits for certain riders.

Underwriting Class. The underwriting risk class shown on the schedule or shown on an endorsement or amendment. The underwriting risk class affects the cost of insurance rates , administrative charge, surrender charges and the minimum and target premiums. More than one underwriting class may apply under this policy if an increase in insurance coverage is subsequently issued.

Valuation Period. The time between the close of business on a business day and the close of business on the next business day.

Variable Account. The separate account shown on the schedule. It is registered as a unit investment trust with the SEC under the Investment Company Act of 1940.

Variable Account Policy Value. The amount under this policy in the variable account.

We, Us, Our. American Family Life Insurance Company.

EFFECTIVE DATE OF COVERAGE

The effective date of coverage under this policy is:

1.	for all coverage issued based on the original application, the effective date is the issue date;

2.	for any rider or increase in specified amount issued after the issue date, the effective date is shown on the rider or on an endorsement or amendment;

3.	for any coverage that has been reinstated, the effective date is the business day on or following the date we approve the application for reinstatement.

In order for coverage to be effective the following also must be met:

1.	this policy must be accepted by the owner;

2.	any required initial premium must be paid in full;

3.	any required amendments must be signed and returned to our home office.

If the initial premium is paid in exchange for a Conditional Receipt on the date of application, then coverage under this policy takes effect as provided in the Conditional Receipt.

TERMINATION DATE OF COVERAGE

The termination date of coverage under this policy is the earliest of:

1.	12:00 AM on the maturity date;

2.	the primary insured’s date of death;

3.	the end of the Grace Period, if sufficient premium is not paid by the end of the Grace Period;

4.	the date the owner surrenders this policy.

OWNERSHIP, BENEFICIARY AND ASSIGNMENT

Ownership. The owner, subject to any assignment on file at our home office and subject to the rights of any irrevocable beneficiary, may exercise all rights and options provided by this policy during the primary insured’s lifetime. This includes the right to name a new owner or a new beneficiary. The consent of any beneficiary or any contingent owner will not be required unless the existing designation has been made irrevocable by its terms. If the owner is not the primary insured and the owner dies before the primary insured, the owner’s estate will become the owner unless prior to the death of the owner and while the primary insured is living, we receive an authorized request naming a contingent owner.

Change of Owner. Subject to the rights of any assignee of this policy, the owner may name a new owner while the primary insured is living by sending us an authorized request for this purpose. When we receive an authorized request for an ownership change, such change:

1.	takes effect on the date the authorized request is signed;

2.	will have no effect on any action we took prior to receiving the authorized request at our home office; and

3.	terminates all rights under previous owner designations.

Beneficiary(ies). Any death benefit payable upon the death of the primary insured is paid to the beneficiary, subject to the conditions and provisions of this policy.

As used in the beneficiary designation, the terms, “children” or “lawful children” mean and are limited to those children who are born to or legally adopted by the primary insured. The term “children of this marriage” means and is limited to those children who are born to or legally adopted by the primary insured and his/her spouse on the date the designation is made. Other children (such as a step-child) may be designated by full legal name as a beneficiary.

Change of Beneficiary. Unless there is an irrevocable beneficiary, and subject to the rights of any assignee of this policy, the owner may name a new beneficiary while the primary insured is living by sending us an authorized request for this purpose. When we receive an authorized written request for a beneficiary change, such change:

1.	takes effect on the date the authorized request is signed; and

2.	will have no effect on any action we took prior to receiving the authorized request at our home office; and

3.	all prior beneficiary designations and settlement option elections are revoked.

Assignment. The rights of the owner and any beneficiary are subject to the rights of any assignee of this policy unless the beneficiary was effectively designated as an irrevocable beneficiary before the assignment. No assignment is binding on us until the original or a copy of it is filed at our home office and accepted by us. We are not responsible for the validity of any assignment or its legal effect.

CHANGES IN INSURANCE COVERAGE

Subject to any rights of any assignee or irrevocable beneficiary, the owner may make certain changes in insurance coverage. Written application and other requirements will apply. The following changes may be made.

Increase in Specified Amount. Before the primary insured’s attained age 80, the specified amount may be increased. Each increase in specified amount has its own 14 year period of surrender charges and surrender charges will be calculated accordingly. The minimum and target premiums and cost of insurance charges will increase accordingly. Evidence of insurability satisfactory to us is required. Each increase in specified amount is subject to our minimum requirements in effect at the time of the increase.

The cost of insurance and the minimum and target premiums for each increase in specified amount will be based on the primary insured’s attained age and underwriting class at the time the increase in specified amount becomes effective.

Decrease in Specified Amount. Before the maturity date, the specified amount may be decreased. No more than one decrease may be made during any policy year. The minimum premium, target premium, cost of insurance and any administrative charges will decrease accordingly. A decrease in specified amount will be applied:

1.	to any past increase in the reverse order in which the increase in specified amount took effect; then

2.	after all prior increases in specified amount have been eliminated, a decrease applied to decrease the initial specified amount.

The specified amount cannot be decreased below our published minimum specified amount for this policy or rider at the time of such request.

Add or Increase Riders. Riders may be added or increased as provided under the specific rider conditions and provisions. The minimum and target premiums may increase when a rider is added or increased. The cost of insurance rates for a rider may increase accordingly, but never will be more than the guaranteed cost of insurance rates for a rider as shown on the Schedule.

Cancel or Decrease Riders. Riders may be cancelled or decreased as provided under specific rider conditions and provisions. The minimum and target premiums may decrease when a rider is decreased or cancelled. The cost of insurance rates may decrease accordingly.

Change in Death Benefit Option. Two death benefit options are available under this policy. Refer to the Death Benefit Options provision for information concerning changing the primary insured’s death benefit option.

We have the right to limit any change if such change would fail to maintain this policy as life insurance as defined under federal tax law definitions.

All changes in insurance coverage are effective on the monthly deduction day on or following the date we approve the request for the change.

PREMIUMS

Premium. The initial premium is charged from and due on the policy date. Additional premium may be paid while this policy is in force, subject to premium limits. All premiums after the initial premium may be paid in advance. All premium payments sent by mail must be sent to our home office.

Planned Premium. Payment of the planned premium may not be sufficient to keep this policy in force.

The minimum premium and the target premium may change if there is a change:

1.	as defined under the Change in Insurance Coverage provision; or

2.	in underwriting class.

Premium Reminder Notice. We will, subject to our rules then in effect:

1.	provide a premium reminder notice:

a.	annually;

b.	semiannually; or

c.	quarterly;

2.	arrange billing under our electronic payment plan; or

3.	change the timing and premium amount.

We reserve the right to stop any premium reminder notices.

Premium Limits. We have the right to limit the amount and frequency of premium payments.

Any payments made generally will be applied as premium unless there is an outstanding policy loan balance. The premium charge is not applied against any policy loan repayment.

Any payments made in any policy year that exceed the minimum premium for that policy year are first applied to reduce any policy loan balance. The premium charge is not applied against the policy loan repayment.

If mandated by law, we may reject a premium. We may also provide information about an owner’s account to a government agency.

Premium Allocation. The owner determines the percentage of premium that will be allocated to each subaccount of the variable account and to the fixed account. The owner may choose to allocate:

1.	all the premium;

2.	a percentage of the premium; or

3.	nothing

to a particular subaccount or to the fixed account.

Any allocation must be for at least one percent of the premium. A fractional percentage may not be chosen.

The initial premium and any additional premium received during the first 40 days after this policy is issued will be allocated as of the actual date we receive the premium at our home office as follows:

1.	all net premium allocated to the variable subaccounts will be directed to the money market account; and

2.	all net premium allocated to the fixed account will be directed to such account.

On the 41st day after we issue this policy, we will transfer all or part of the amount in the money market subaccount to the other subaccounts according to the premium allocation percentages shown on the application. This transfer does not count toward the free transfers allowed each year. (See Transfers provision.) Any additional premium will be allocated as of the business day we receive the premium at our home office.

Except as provided in the preceding paragraph, the premium will be allocated according to:

1.	the premium allocation shown on the application; or

2.	the most recent written instructions of the owner.

The owner may change the allocation of future premiums at any time, subject to the following:

1.	this policy must be in force; and

2.	there must be a net policy value.

The change will be effective on the business day on or next following the date we receive the owner’s authorized request at our home office.

The monthly deduction will be taken from the fixed account policy value and the variable subaccounts’ policy value on a proportionate basis as of the close of business on the monthly deduction day. To determine the proportionate basis, the fixed account policy value is first reduced by the amount of any policy loan balance.

Adjusted Policy Value. The adjusted policy value for this policy is the policy value reduced by the monthly cost of any riders (except the Waiver of Monthly Deductions Rider for the Primary Insured), the separate monthly policy fee and administrative charge.

Cost of Insurance. The cost of insurance is the monthly amount charged for this policy. It is determined by:

1.	the primary insured’s attained age;

2.	the primary insured’s underwriting class; and

3.	the policy duration.

For death benefit option one the cost of insurance on any monthly deduction day is:

1.	the specified amount on the monthly deduction day, divided by 1.0024662; minus:

2.	this policy’s adjusted policy value (as defined above) on the monthly deduction day; multiplied by:

3.	the applicable cost of insurance rate on the monthly deduction day divided by 1,000.

For death benefit option two the cost of insurance on any monthly deduction day is:

1.	the specified amount on the monthly deduction day plus this policy’s adjusted cash value (as defined above) on the monthly deduction day divided by 1.0024662; minus:

2.	this policy’s adjusted policy value on the monthly deduction day; multiplied by:

3.	the applicable cost of insurance rate on the monthly deduction day divided by 1,000.

Cost of Insurance Rates. The monthly guaranteed cost of insurance rates are shown on The Table of Guaranteed Cost of Insurance Rates and are based on the mortality table shown on the schedule. We may change the monthly cost of insurance rates from time to time, but We may never increase such rates above the guaranteed rates shown on the Table of Guaranteed Cost of Insurance Rates. The guaranteed and current cost of insurance rates include charges for mortality risk, taxes, issue, maintenance and administrative expenses.

If the primary insured is in an underwriting class other than that shown on the Table of Guaranteed Cost of Insurance Rates the Table of Guaranteed Cost of Insurance Rates will differ from those shown in this policy.

TABLE OF GUARANTEED COST OF INSURANCE RATES (Preferred Underwriting Classes)

Monthly Rates per Thousand

Attained Age	Male Nicotine	Male Preferred Nicotine	Male Non-Nicotine	Male Preferred	Male Select	Male Super Select
0	N/A	N/A	0.08	N/A	N/A	N/A
1	N/A	N/A	0.05	N/A	N/A	N/A
2	N/A	N/A	0.03	N/A	N/A	N/A
3	N/A	N/A	0.02	N/A	N/A	N/A
4	N/A	N/A	0.02	N/A	N/A	N/A
5	N/A	N/A	0.02	N/A	N/A	N/A
6	N/A	N/A	0.02	N/A	N/A	N/A
7	N/A	N/A	0.02	N/A	N/A	N/A
8	N/A	N/A	0.02	N/A	N/A	N/A
9	N/A	N/A	0.02	N/A	N/A	N/A
10	N/A	N/A	0.02	N/A	N/A	N/A
11	N/A	N/A	0.02	N/A	N/A	N/A
12	N/A	N/A	0.03	N/A	N/A	N/A
13	N/A	N/A	0.03	N/A	N/A	N/A
14	N/A	N/A	0.04	N/A	N/A	N/A
15	N/A	N/A	0.05	N/A	N/A	N/A
16	N/A	N/A	0.06	N/A	N/A	N/A
17	N/A	N/A	0.07	N/A	N/A	N/A
18	0.09	0.09	0.08	0.08	0.08	0.08
19	0.10	0.10	0.08	0.08	0.08	0.08
20	0.11	0.11	0.08	0.08	0.08	0.08
21	0.11	0.11	0.08	0.08	0.08	0.08
22	0.12	0.12	0.08	0.08	0.08	0.08
23	0.12	0.12	0.08	0.08	0.08	0.08
24	0.13	0.13	0.08	0.08	0.08	0.08
25	0.14	0.14	0.08	0.08	0.08	0.08
26	0.14	0.14	0.09	0.09	0.09	0.09
27	0.15	0.15	0.09	0.09	0.09	0.09
28	0.15	0.15	0.09	0.09	0.09	0.09
29	0.15	0.15	0.09	0.09	0.09	0.09
30	0.15	0.15	0.09	0.09	0.09	0.09
31	0.15	0.15	0.08	0.08	0.08	0.08
32	0.15	0.15	0.08	0.08	0.08	0.08
33	0.16	0.16	0.09	0.09	0.09	0.09
34	0.16	0.16	0.09	0.09	0.09	0.09
35	0.17	0.17	0.09	0.09	0.09	0.09
36	0.18	0.18	0.10	0.10	0.10	0.10
37	0.19	0.19	0.10	0.10	0.10	0.10
38	0.02	0.20	0.11	0.11	0.11	0.11
39	0.21	0.21	0.11	0.11	0.11	0.11
40	0.23	0.23	0.12	0.12	0.12	0.12
41	0.25	0.25	0.13	0.13	0.13	0.13
42	0.28	0.28	0.14	0.14	0.14	0.14
43	0.31	0.31	0.16	0.16	0.16	0.16
44	0.34	0.34	0.18	0.18	0.18	0.18
45	0.38	0.38	0.19	0.19	0.19	0.19
46	0.42	0.42	0.21	0.21	0.21	0.21
47	0.46	0.46	0.23	0.23	0.23	0.23
48	0.48	0.48	0.24	0.24	0.24	0.24
49	0.50	0.50	0.26	0.26	0.26	0.26

TABLE OF GUARANTEED COST OF INSURANCE RATES (Preferred Underwriting Classes)

Monthly Rates per Thousand

Attained Age	Male Nicotine	Male Preferred Nicotine	Male Non-Nicotine	Male Preferred	Male Select	Male Super Select
50	0.54	0.54	0.28	0.28	0.28	0.28
51	0.58	0.58	0.30	0.30	0.30	0.30
52	0.64	0.64	0.33	0.33	0.33	0.33
53	0.70	0.70	0.36	0.36	0.36	0.36
54	0.79	0.79	0.41	0.41	0.41	0.41
55	0.88	0.88	0.46	0.46	0.46	0.46
56	0.98	0.98	0.51	0.51	0.51	0.51
57	1.08	1.08	0.57	0.57	0.57	0.57
58	1.16	1.16	0.62	0.62	0.62	0.62
59	1.25	1.25	0.68	0.68	0.68	0.68
60	1.36	1.36	0.74	0.74	0.74	0.74
61	1.50	1.50	0.83	0.83	0.83	0.83
62	1.66	1.66	0.93	0.93	0.93	0.93
63	1.85	1.85	1.04	1.04	1.04	1.04
64	2.03	2.03	1.16	1.16	1.16	1.16
65	2.22	2.22	1.29	1.29	1.29	1.29
66	2.40	2.40	1.42	1.42	1.42	1.42
67	2.57	2.57	1.55	1.55	1.55	1.55
68	2.76	2.76	1.69	1.69	1.69	1.69
69	2.94	2.94	1.83	1.83	1.83	1.83
70	3.16	3.16	2.01	2.01	2.01	2.01
71	3.40	3.40	2.21	2.21	2.21	2.21
72	3.73	3.73	2.46	2.46	2.46	2.46
73	4.06	4.06	2.74	2.74	2.74	2.74
74	4.39	4.39	3.02	3.02	3.02	3.02
75	4.77	4.77	3.34	3.34	3.34	3.34
76	5.19	5.19	3.68	3.68	3.68	3.68
77	5.66	5.66	4.07	4.07	4.07	4.07
78	6.21	6.21	4.54	4.54	4.54	4.54
79	6.84	6.84	5.07	5.07	5.07	5.07
80	7.51	7.51	5.66	5.66	5.66	5.66
81	8.25	8.25	6.32	6.32	6.32	6.32
82	9.01	9.01	7.01	7.01	7.01	7.01
83	9.80	9.80	7.76	7.76	7.76	7.76
84	10.66	10.66	8.58	8.58	8.58	8.58
85	11.67	11.67	9.51	9.51	9.51	9.51
86	12.78	12.78	10.53	10.53	10.53	10.53
87	13.97	13.97	11.65	11.65	11.65	11.65
88	15.23	15.23	12.84	12.84	12.84	12.84
89	16.52	16.52	14.10	14.10	14.10	14.10
90	17.84	17.84	15.42	15.42	15.42	15.42
91	19.04	19.04	16.66	16.66	16.66	16.66
92	20.25	20.25	17.95	17.95	17.95	17.95
93	21.51	21.51	19.32	19.32	19.32	19.32
94	22.81	22.81	20.75	20.75	20.75	20.75
95	24.25	24.25	22.27	22.27	22.27	22.27
96	25.53	25.53	23.65	23.65	23.65	23.65
97	26.87	26.87	25.12	25.12	25.12	25.12
98	28.29	28.29	26.70	26.70	26.70	26.70
99	29.79	29.79	28.38	28.38	28.38	28.38

TABLE OF GUARANTEED COST OF INSURANCE RATES (Preferred Underwriting Classes)

Monthly Rates per Thousand

Attained Age	Female Nicotine	Female Preferred Nicotine	Female Non-Nicotine	Female Preferred	Female Select	Female Super Select
0	N/A	N/A	0.04	N/A	N/A	N/A
1	N/A	N/A	0.03	N/A	N/A	N/A
2	N/A	N/A	0.02	N/A	N/A	N/A
3	N/A	N/A	0.02	N/A	N/A	N/A
4	N/A	N/A	0.02	N/A	N/A	N/A
5	N/A	N/A	0.02	N/A	N/A	N/A
6	N/A	N/A	0.02	N/A	N/A	N/A
7	N/A	N/A	0.02	N/A	N/A	N/A
8	N/A	N/A	0.02	N/A	N/A	N/A
9	N/A	N/A	0.02	N/A	N/A	N/A
10	N/A	N/A	0.02	N/A	N/A	N/A
11	N/A	N/A	0.02	N/A	N/A	N/A
12	N/A	N/A	0.02	N/A	N/A	N/A
13	N/A	N/A	0.03	N/A	N/A	N/A
14	N/A	N/A	0.03	N/A	N/A	N/A
15	N/A	N/A	0.03	N/A	N/A	N/A
16	N/A	N/A	0.03	N/A	N/A	N/A
17	N/A	N/A	0.03	N/A	N/A	N/A
18	0.04	0.04	0.04	0.04	0.04	0.04
19	0.05	0.05	0.04	0.04	0.04	0.04
20	0.05	0.05	0.04	0.04	0.04	0.04
21	0.05	0.05	0.04	0.04	0.04	0.04
22	0.05	0.05	0.04	0.04	0.04	0.04
23	0.06	0.06	0.04	0.04	0.04	0.04
24	0.06	0.06	0.04	0.04	0.04	0.04
25	0.06	0.06	0.04	0.04	0.04	0.04
26	0.07	0.07	0.04	0.04	0.04	0.04
27	0.07	0.07	0.05	0.05	0.05	0.05
28	0.08	0.08	0.05	0.05	0.05	0.05
29	0.08	0.08	0.05	0.05	0.05	0.05
30	0.09	0.09	0.05	0.05	0.05	0.05
31	0.09	0.09	0.06	0.06	0.06	0.06
32	0.10	0.10	0.06	0.06	0.06	0.06
33	0.11	0.11	0.06	0.06	0.06	0.06
34	0.12	0.12	0.07	0.07	0.07	0.07
35	0.13	0.13	0.07	0.07	0.07	0.07
36	0.14	0.14	0.08	0.08	0.08	0.08
37	0.15	0.15	0.09	0.09	0.09	0.09
38	0.16	0.16	0.09	0.09	0.09	0.09
39	0.17	0.17	0.09	0.09	0.09	0.09
40	0.18	0.18	0.10	0.10	0.10	0.10
41	0.19	0.19	0.11	0.11	0.11	0.11
42	0.20	0.20	0.11	0.11	0.11	0.11
43	0.22	0.22	0.12	0.12	0.12	0.12
44	0.24	0.24	0.13	0.13	0.13	0.13
45	0.26	0.26	0.14	0.14	0.14	0.14
46	0.29	0.29	0.16	0.16	0.16	0.16
47	0.32	0.32	0.17	0.17	0.17	0.17
48	0.36	0.36	0.19	0.19	0.19	0.19
49	0.40	0.40	0.21	0.21	0.21	0.21

TABLE OF GUARANTEED COST OF INSURANCE RATES (Preferred Underwriting Classes)

Monthly Rates per Thousand

Attained Age	Male Nicotine	Male Preferred Nicotine	Male Non-Nicotine	Male Preferred	Male Select	Male Super Select
50	0.45	0.45	0.23	0.23	0.23	0.23
51	0.50	0.50	0.26	0.26	0.26	0.26
52	0.56	0.56	0.29	0.29	0.29	0.29
53	0.62	0.62	0.32	0.32	0.32	0.32
54	0.69	0.69	0.35	0.35	0.35	0.35
55	0.76	0.76	0.39	0.39	0.39	0.39
56	0.83	0.83	0.43	0.43	0.43	0.43
57	0.91	0.91	0.48	0.48	0.48	0.48
58	0.99	0.99	0.52	0.52	0.52	0.52
59	1.08	1.08	0.57	0.57	0.57	0.57
60	1.16	1.16	0.62	0.62	0.62	0.62
61	1.26	1.26	0.67	0.67	0.67	0.67
62	1.36	1.36	0.73	0.73	0.73	0.73
63	1.47	1.47	0.79	0.79	0.79	0.79
64	1.58	1.58	0.85	0.85	0.85	0.85
65	1.70	1.70	0.92	0.92	0.92	0.92
66	1.82	1.82	1.00	1.00	1.00	1.00
67	1.97	1.97	1.09	1.09	1.09	1.09
68	2.12	2.12	1.18	1.18	1.18	1.18
69	2.29	2.29	1.29	1.29	1.29	1.29
70	2.49	2.49	1.40	1.40	1.40	1.40
71	2.70	2.70	1.54	1.54	1.54	1.54
72	2.94	2.94	1.68	1.68	1.68	1.68
73	3.20	3.20	1.85	1.85	1.85	1.85
74	3.48	3.48	2.02	2.02	2.02	2.02
75	3.77	3.77	2.22	2.22	2.22	2.22
76	4.08	4.08	2.44	2.44	2.44	2.44
77	4.41	4.41	2.67	2.67	2.67	2.67
78	4.77	4.77	2.94	2.94	2.94	2.94
79	5.16	5.16	3.22	3.22	3.22	3.22
80	5.58	5.58	3.54	3.54	3.54	3.54
81	6.17	6.17	3.97	3.97	3.97	3.97
82	6.81	6.81	4.45	4.45	4.45	4.45
83	7.44	7.44	4.93	4.93	4.93	4.93
84	8.11	8.11	5.47	5.47	5.47	5.47
85	8.78	8.78	6.07	6.07	6.07	6.07
86	9.35	9.35	6.62	6.62	6.62	6.62
87	10.24	10.24	7.44	7.44	7.44	7.44
88	11.13	11.13	8.30	8.30	8.30	8.30
89	12.03	12.03	9.21	9.21	9.21	9.21
90	12.75	12.75	10.05	10.05	10.05	10.05
91	12.91	12.91	10.48	10.48	10.48	10.48
92	13.56	13.56	11.32	11.32	11.32	11.32
93	14.59	14.59	12.57	12.57	12.57	12.57
94	15.91	15.91	14.14	14.14	14.14	14.14
95	17.91	17.91	16.08	16.08	16.08	16.08
96	19.74	19.74	17.92	17.92	17.92	17.92
97	21.58	21.58	19.82	19.82	19.82	19.82
98	21.67	21.67	20.14	20.14	20.14	20.14
99	22.56	22.56	21.23	21.23	21.23	21.23

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Monthly Rates per Thousand

Attained Age	Male Non Nicotine B	Male Non Nicotine C	Male Non Nicotine D	Male Non Nicotine E	Male Non Nicotine F	Male Non Nicotine H	Male Non Nicotine J	Male Non Nicotine L	Male Non Nicotine P
0	0.12122	0.14141	0.16159	0.18176	0.20194	0.24226	0.28257	0.32286	0.40338
1	0.06999	0.08165	0.09331	0.10496	0.11662	0.13992	0.16322	0.18651	0.23307
2	0.04875	0.05687	0.06499	0.07311	0.08123	0.09746	0.11369	0.12992	0.16237
3	0.03375	0.03937	0.04499	0.05062	0.05624	0.06748	0.07872	0.08996	0.11244
4	0.02625	0.03062	0.03500	0.03937	0.04374	0.05249	0.06123	0.06998	0.08746
5	0.02625	0.03062	0.03500	0.03937	0.04374	0.05249	0.06123	0.06998	0.08746
6	0.02750	0.03208	0.03666	0.04124	0.04583	0.05499	0.06415	0.07331	0.09163
7	0.02750	0.03208	0.03666	0.04124	0.04583	0.05499	0.06415	0.07331	0.09163
8	0.02750	0.03208	0.03666	0.04124	0.04583	0.05499	0.06415	0.07331	0.09163
9	0.02875	0.03354	0.03833	0.04312	0.04791	0.05749	0.06706	0.07664	0.09579
10	0.02875	0.03354	0.03833	0.04312	0.04791	0.05749	0.06706	0.07664	0.09579
11	0.03375	0.03937	0.04499	0.05062	0.05624	0.06748	0.07872	0.08996	0.11244
12	0.04125	0.04812	0.05499	0.06186	0.06873	0.08247	0.09621	0.10995	0.13741
13	0.04875	0.05687	0.06499	0.07311	0.08123	0.09746	0.11369	0.12992	0.16237
14	0.05874	0.06853	0.07831	0.08810	0.09788	0.11744	0.13700	0.15656	0.19565
15	0.07624	0.08894	0.10164	0.11433	0.12703	0.15241	0.17778	0.20315	0.25386
16	0.09248	0.10789	0.12329	0.13869	0.15408	0.18486	0.21563	0.24639	0.30788
17	0.10623	0.12392	0.14161	0.15929	0.17697	0.21232	0.24765	0.28297	0.35357
18	0.11497	0.13412	0.15326	0.17240	0.19153	0.22979	0.26802	0.30624	0.38263
19	0.11747	0.13704	0.15659	0.17615	0.19570	0.23478	0.27384	0.31289	0.39093
20	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
21	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
22	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
23	0.11997	0.13995	0.15992	0.17989	0.19986	0.23977	0.27966	0.31954	0.39923
24	0.12122	0.14141	0.16159	0.18176	0.20194	0.24226	0.28257	0.32286	0.40338
25	0.12247	0.14286	0.16325	0.18364	0.20402	0.24476	0.28548	0.32619	0.40753
26	0.12747	0.14869	0.16991	0.19113	0.21234	0.25474	0.29712	0.33948	0.42413
27	0.13371	0.15598	0.17824	0.20049	0.22274	0.26721	0.31167	0.35609	0.44488
28	0.13122	0.15306	0.17491	0.19675	0.21858	0.26222	0.30585	0.34945	0.43658
29	0.12872	0.15015	0.17158	0.19300	0.21442	0.25723	0.30003	0.34280	0.42828
30	0.12747	0.14869	0.16991	0.19113	0.21234	0.25474	0.29712	0.33948	0.42413
31	0.12622	0.14724	0.16825	0.18926	0.21026	0.25225	0.29421	0.33616	0.41998
32	0.12622	0.14724	0.16825	0.18926	0.21026	0.25225	0.29421	0.33616	0.41998
33	0.12997	0.15161	0.17324	0.19487	0.21650	0.25973	0.30294	0.34613	0.43243
34	0.13246	0.15452	0.17657	0.19862	0.22066	0.26472	0.30876	0.35277	0.44073
35	0.13621	0.15889	0.18157	0.20424	0.22690	0.27220	0.31748	0.36274	0.45318
36	0.14371	0.16764	0.19156	0.21547	0.23938	0.28717	0.33493	0.38267	0.47807
37	0.14995	0.17492	0.19988	0.22483	0.24978	0.29964	0.34948	0.39928	0.49880
38	0.16120	0.18803	0.21486	0.24168	0.26849	0.32208	0.37564	0.42917	0.53612
39	0.17119	0.19969	0.22818	0.25666	0.28512	0.34203	0.39890	0.45573	0.56927
40	0.18243	0.21280	0.24316	0.27350	0.30383	0.36447	0.42506	0.48560	0.60656
41	0.19742	0.23028	0.26313	0.29596	0.32878	0.39438	0.45992	0.52542	0.65626
42	0.21616	0.25213	0.28808	0.32402	0.35995	0.43175	0.50349	0.57517	0.71834
43	0.23739	0.27689	0.31637	0.35583	0.39527	0.47410	0.55285	0.63153	0.78866
44	0.26236	0.30601	0.34963	0.39323	0.43681	0.52390	0.61089	0.69780	0.87133
45	0.29108	0.33949	0.38788	0.43624	0.48457	0.58114	0.67761	0.77396	0.96632
46	0.31855	0.37152	0.42446	0.47736	0.53023	0.63588	0.74138	0.84675	1.05710
47	0.34851	0.40645	0.46435	0.52221	0.58003	0.69556	0.81092	0.92612	1.15603
48	0.36598	0.42682	0.48762	0.54837	0.60908	0.73036	0.85146	0.97238	1.21370

49	0.38595	0.45010	0.51420	0.57826	0.64226	0.77012	0.89777	1.02524	1.27957
50	0.41466	0.48356	0.55241	0.62121	0.68995	0.82725	0.96432	1.10117	1.37418
51	0.44835	0.52284	0.59726	0.67162	0.74590	0.89428	1.04239	1.19024	1.48513
52	0.49451	0.57664	0.65869	0.74066	0.82255	0.98608	1.14929	1.31218	1.63698
53	0.54441	0.63479	0.72508	0.81527	0.90537	1.08525	1.26475	1.44386	1.80089
54	0.60801	0.70891	0.80969	0.91035	1.01088	1.21158	1.41179	1.61151	2.00950
55	0.68655	0.80043	0.91415	1.02771	1.14111	1.36745	1.59317	1.81826	2.26660
56	0.76632	0.89335	1.02019	1.14683	1.27328	1.52559	1.77713	2.02789	2.52711
57	0.85229	0.99349	1.13445	1.27516	1.41564	1.69586	1.97513	2.25345	2.80722
58	0.92578	1.07907	1.23208	1.38480	1.53724	1.84127	2.14417	2.44594	3.04613
59	1.01045	1.17766	1.34453	1.51107	1.67726	2.00864	2.33868	2.66737	3.32077
60	1.11251	1.29648	1.48004	1.66318	1.84592	2.21017	2.57279	2.93379	3.65095
61	1.23692	1.44128	1.64513	1.84848	2.05132	2.45548	2.85763	3.25779	4.05214
62	1.38861	1.61779	1.84633	2.07422	2.30148	2.75409	3.20417	3.65174	4.53940
63	1.55885	1.81581	2.07196	2.32730	2.58185	3.08854	3.59205	4.09240	5.08370
64	1.73765	2.02372	2.30878	2.59285	2.87591	3.43908	3.99830	4.55360	5.65258
65	1.92625	2.24294	2.55839	2.87262	3.18562	3.80798	4.42550	5.03824	6.24946
66	2.11718	2.46478	2.81089	3.15552	3.49867	4.18058	4.85666	5.52696	6.85045
67	2.31044	2.68924	3.06626	3.44153	3.81504	4.55682	5.29169	6.01970	7.45542
68	2.51839	2.93066	3.34083	3.74890	4.15489	4.96068	5.75826	6.54772	8.10263
69	2.73358	3.18038	3.62470	4.06656	4.50597	5.37750	6.23939	7.09174	8.76830
70	2.99428	3.48276	3.96827	4.45082	4.93045	5.88096	6.81996	7.74757	9.56918
71	3.28552	3.82038	4.35166	4.87939	5.40359	6.44151	7.46561	8.47607	10.45679
72	3.66756	4.26293	4.85385	5.44036	6.02248	7.17370	8.30779	9.42498	11.60971
73	4.06988	4.72860	5.38185	6.02967	6.67210	7.94100	9.18889	10.41613	12.81000
74	4.49239	5.21721	5.93537	6.64693	7.35195	8.74260	10.10779	11.44800	14.05528
75	4.95334	5.74978	6.53813	7.31847	8.09089	9.61225	11.10284	12.56330	15.39622
76	5.45494	6.32873	7.19271	8.04700	8.89171	10.55280	12.17682	13.76460	16.83467
77	6.03594	6.99853	7.94915	8.88792	9.81500	11.63468	13.40932	15.14003	18.47400
78	6.71274	7.77774	8.82793	9.86353	10.88473	12.88475	14.82956	16.72068	20.34774
79	7.49176	8.67320	9.83624	10.98116	12.10824	14.31001	16.44371	18.51146	22.45716
80	8.33813	9.64434	10.92781	12.18891	13.42806	15.84197	18.17253	20.42261	24.69236
81	9.29792	10.74342	12.16069	13.55029	14.91277	17.55842	20.10178	22.54679	27.15684
82	10.29306	11.88047	13.43337	14.95253	16.43867	19.31475	22.06719	24.70128	29.63458
83	11.36109	13.09793	14.79285	16.44688	18.06099	21.17329	24.13719	26.95977	32.20758
84	12.53755	14.43551	16.28258	18.08014	19.82951	23.18881	26.37041	29.38370	34.94051
85	13.84404	15.91660	17.92734	19.87810	21.77069	25.38820	28.79314	31.99800	37.85382
86	15.28266	17.54210	19.72652	21.83841	23.88018	27.76260	31.39149	34.78341	40.91721
87	16.84226	19.29784	21.66273	23.94028	26.13372	30.28058	34.12680	37.69417	44.07179
88	18.50016	21.15672	23.70443	26.14775	28.49095	32.89325	36.94216	40.66606	47.24109
89	20.23407	23.09238	25.82120	28.42642	30.91362	35.55513	39.78566	43.64159	50.35942
90	22.02674	25.08431	27.98940	30.74960	33.37214	38.23135	42.61795	46.57792	53.37988
91	23.69703	26.93156	29.99067	32.88385	35.62011	40.65547	45.15942	49.18805	56.01472
92	25.42164	28.82985	32.03749	35.05636	37.89755	43.08816	47.68578	51.75817	58.56041
93	27.22244	30.80198	34.15317	37.29057	40.22782	45.55215	50.21882	54.30907	61.03631
94	29.10387	32.85116	36.33951	39.58681	42.60972	48.04332	52.75194	56.83230	63.43238
95	31.05691	34.96583	38.58246	41.92866	45.02465	50.53944	55.26035	59.30164	65.72267
96	32.82311	36.86689	40.58694	44.00916	47.15740	52.71794	57.42377	61.40628	67.62896
97	34.68391	38.85783	42.67365	46.16208	49.35122	54.93214	59.59649	63.49481	69.47593
98	36.64397	40.94127	44.84305	48.38571	51.60231	57.17457	61.76829	65.55531	71.25104
99	38.70595	43.11736	47.09271	50.67509	53.90336	59.43409	63.92544	67.57274	72.93985

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Monthly Rates per Thousand -

Attained Age	Male Nicotine B	Male Nicotine C	Male Nicotine D	Male Nicotine E	Male Nicotine F	Male Nicotine H	Male Nicotine J	Male Nicotine L	Male Nicotine P
0 - 17	Na	Na	Na	Na	Na	Na	Na	Na	Na
18	0.13871	0.16181	0.18490	0.20798	0.23106	0.27719	0.32330	0.36938	0.46147
19	0.15120	0.17638	0.20154	0.22670	0.25185	0.30213	0.35238	0.40260	0.50295
20	0.15870	0.18512	0.21153	0.23794	0.26433	0.31710	0.36983	0.42253	0.52782
21	0.16619	0.19386	0.22152	0.24917	0.27681	0.33206	0.38727	0.44245	0.55269
22	0.17494	0.20406	0.23317	0.26227	0.29136	0.34951	0.40762	0.46569	0.58170
23	0.18243	0.21280	0.24316	0.27350	0.30383	0.36447	0.42506	0.48560	0.60656
24	0.19243	0.22445	0.25647	0.28847	0.32046	0.38441	0.44830	0.51215	0.63969
25	0.20367	0.23756	0.27145	0.30531	0.33917	0.40684	0.47445	0.54201	0.67696
26	0.21366	0.24922	0.28476	0.32028	0.35579	0.42677	0.49768	0.56854	0.71007
27	0.22615	0.26378	0.30139	0.33899	0.37657	0.45168	0.52672	0.60170	0.75144
28	0.22740	0.26524	0.30306	0.34086	0.37865	0.45417	0.52963	0.60501	0.75558
29	0.22615	0.26378	0.30139	0.33899	0.37657	0.45168	0.52672	0.60170	0.75144
30	0.22490	0.26232	0.29973	0.33712	0.37449	0.44919	0.52382	0.59838	0.74730
31	0.22490	0.26232	0.29973	0.33712	0.37449	0.44919	0.52382	0.59838	0.74730
32	0.22740	0.26524	0.30306	0.34086	0.37865	0.45417	0.52963	0.60501	0.75558
33	0.23364	0.27252	0.31138	0.35022	0.38904	0.46663	0.54414	0.62159	0.77626
34	0.24238	0.28271	0.32302	0.36331	0.40358	0.48406	0.56446	0.64479	0.80520
35	0.24987	0.29145	0.33300	0.37453	0.41604	0.49900	0.58188	0.66467	0.83001
36	0.26361	0.30746	0.35130	0.39510	0.43889	0.52639	0.61380	0.70111	0.87546
37	0.27859	0.32494	0.37125	0.41754	0.46381	0.55626	0.64861	0.74085	0.92503
38	0.29982	0.34968	0.39952	0.44933	0.49910	0.59856	0.69790	0.79712	0.99521
39	0.32104	0.37443	0.42778	0.48110	0.53439	0.64085	0.74718	0.85337	1.06534
40	0.34601	0.40354	0.46103	0.51848	0.57588	0.69058	0.80512	0.91950	1.14779
41	0.37846	0.44137	0.50423	0.56705	0.62982	0.75521	0.88041	1.00542	1.25487
42	0.41590	0.48502	0.55408	0.62308	0.69202	0.82973	0.96721	1.10447	1.37829
43	0.46082	0.53738	0.61387	0.69028	0.76662	0.91910	1.07129	1.22321	1.52620
44	0.51447	0.59990	0.68525	0.77051	0.85568	1.02576	1.19549	1.36487	1.70258
45	0.57060	0.66532	0.75993	0.85443	0.94882	1.13729	1.32532	1.51292	1.88684
46	0.62297	0.72635	0.82959	0.93271	1.03570	1.24129	1.44636	1.65092	2.05852
47	0.68157	0.79462	0.90752	1.02026	1.13285	1.35756	1.58166	1.80515	2.25029
48	0.71398	0.83238	0.95061	1.06867	1.18656	1.42184	1.65644	1.89037	2.35622
49	0.75137	0.87593	1.00031	1.12451	1.24851	1.49596	1.74266	1.98862	2.47831
50	0.80495	0.93835	1.07153	1.20450	1.33726	1.60212	1.86613	2.12929	2.65305
51	0.86848	1.01235	1.15596	1.29933	1.44244	1.72792	2.01240	2.29589	2.85991
52	0.95566	1.11387	1.27178	1.42938	1.58668	1.90037	2.21286	2.52415	3.14314
53	1.05402	1.22838	1.40238	1.57601	1.74928	2.09470	2.43866	2.78117	3.46183
54	1.17721	1.37179	1.56591	1.75957	1.95276	2.33779	2.72100	3.10239	3.85977
55	1.31651	1.53390	1.75071	1.96694	2.18261	2.61222	3.03956	3.46463	4.30805
56	1.45821	1.69876	1.93859	2.17772	2.41615	2.89091	3.36288	3.83209	4.76225
57	1.60853	1.87358	2.13778	2.40111	2.66360	3.18601	3.70504	4.22071	5.24206
58	1.72648	2.01073	2.29399	2.57626	2.85755	3.41720	3.97295	4.52483	5.61712
59	1.86299	2.16941	2.47468	2.77881	3.08179	3.68433	4.28235	4.87588	6.04960
60	2.02793	2.36109	2.69289	3.02332	3.35240	4.00652	4.65529	5.29875	6.56994
61	2.23241	2.59862	2.96318	3.32609	3.68736	4.40502	5.11621	5.82099	7.21157
62	2.47880	2.88470	3.28857	3.69041	4.09023	4.88386	5.66954	6.44736	7.97969
63	2.75212	3.20189	3.64915	4.09391	4.53619	5.41336	6.28076	7.13851	8.82546
64	3.03132	3.52571	4.01705	4.50537	4.99069	5.95237	6.90225	7.84047	9.68249
65	3.30649	3.84467	4.37924	4.91021	5.43760	6.48178	7.51197	8.52834	10.52040
66	3.57149	4.15168	4.72764	5.29942	5.86704	6.98991	8.09652	9.18708	11.32101
67	3.82882	4.44962	5.06559	5.67674	6.28312	7.48171	8.66166	9.82325	12.09251
68	4.09938	4.76273	5.42053	6.07282	6.71965	7.99711	9.25326	10.48848	12.89746
69	4.36719	5.07247	5.77145	6.46419	7.15075	8.50551	9.83618	11.14319	13.68789
70	4.69110	5.44686	6.19536	6.93667	7.67085	9.11812	10.53770	11.93013	14.63560
71	5.04517	5.85582	6.65808	7.45203	8.23776	9.78490	11.30016	12.78420	15.66120
72	5.52581	6.41048	7.28508	8.14975	9.00458	10.68520	12.32782	13.93330	17.03618
73	6.00790	6.96623	7.91268	8.84741	9.77055	11.58265	13.35012	15.07404	18.39554
74	6.49385	7.52585	8.54400	9.54847	10.53945	12.48166	14.37205	16.21200	19.74594
75	7.05768	8.17443	9.27482	10.35911	11.42751	13.51763	15.54700	17.51737	21.28797
76	7.65645	8.86231	10.04895	11.21669	12.36582	14.60944	16.78213	18.88613	22.89668
77	8.34658	9.65403	10.93868	12.20093	13.44118	15.85717	18.18965	20.44150	24.71437
78	9.14165	10.56463	11.96032	13.32923	14.67190	17.28046	19.78992	22.20404	26.76062
79	10.04290	11.59487	13.11398	14.60092	16.05638	18.87548	21.57645	24.16425	29.01907
80	11.00129	12.68812	14.33562	15.94469	17.51624	20.55024	23.44438	26.20511	31.35065
81	12.06940	13.90369	15.69076	17.43183	19.12809	22.39076	25.48762	28.42712	33.86558
82	13.14164	15.12090	17.04435	18.91356	20.73007	24.21085	27.49811	30.60259	36.30331
83	14.26013	16.38731	18.44899	20.44718	22.38383	26.08004	29.55210	32.81360	38.75522
84	15.46951	17.75281	19.95928	22.09151	24.15201	28.06736	31.72367	35.13809	41.30419
85	16.88283	19.34342	21.71290	23.99464	26.19188	30.34531	34.19683	37.76840	44.15159
86	18.41852	21.06537	23.60429	26.03970	28.37580	32.76613	36.80574	40.52263	47.08937
87	20.05625	22.89427	25.60501	28.19416	30.66719	35.28547	39.49877	43.34262	50.04866
88	21.76250	24.79130	27.67112	30.40927	33.01272	37.84172	42.20730	46.15395	52.94736
89	23.51133	26.72661	29.76908	32.64803	35.37224	40.38927	44.88148	48.90379	55.73013
90	25.27764	28.67171	31.86736	34.87619	37.70911	42.88777	47.47862	51.54838	58.35449
91	26.85502	30.40045	33.72331	36.83758	39.75636	45.05573	49.71065	53.79948	60.54590
92	28.44938	32.13964	35.58177	38.79247	41.78728	47.18636	51.88380	55.97080	62.62044
93	30.08122	33.91101	37.46537	40.76410	43.82559	49.30389	54.02254	58.08689	64.60300
94	31.75623	35.71985	39.37887	42.75670	45.87495	51.41096	56.12881	60.14939	66.49576
95	33.58917	37.68803	41.44916	44.90037	48.06721	53.63955	58.33141	62.28192	68.40894
96	35.18867	39.39573	43.23516	46.73909	49.93683	55.51843	60.16718	64.03897	69.94941
97	36.85609	41.16588	45.07604	48.62361	51.84221	57.41172	61.99621	65.76988	71.43304
98	38.59526	43.00097	46.97281	50.55351	53.78160	59.31539	63.81293	67.46828	72.85367
99	40.40841	44.90148	48.92425	52.52594	55.75063	61.22274	65.60924	69.12551	74.20367

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Monthly Rates per Thousand

Attained Age	Female Non Nicotine B	Female Non Nicotine C	Female Non Nicotine D	Female Non Nicotine E	Female Non Nicotine F	Female Non Nicotine H	Female Non Nicotine J	Female Non Nicotine L	Female Non Nicotine P
0	0.05999	0.06999	0.07998	0.08997	0.09996	0.11994	0.13992	0.15988	0.19981
1	0.04375	0.05103	0.05832	0.06561	0.07290	0.08747	0.10204	0.11661	0.14573
2	0.03250	0.03791	0.04333	0.04874	0.05416	0.06498	0.07581	0.08663	0.10828
3	0.02500	0.02916	0.03333	0.03750	0.04166	0.04999	0.05832	0.06665	0.08330
4	0.02375	0.02771	0.03166	0.03562	0.03958	0.04749	0.05540	0.06332	0.07914
5	0.02250	0.02625	0.03000	0.03375	0.03749	0.04499	0.05249	0.05998	0.07497
6	0.02250	0.02625	0.03000	0.03375	0.03749	0.04499	0.05249	0.05998	0.07497
7	0.02625	0.03062	0.03500	0.03937	0.04374	0.05249	0.06123	0.06998	0.08746
8	0.02625	0.03062	0.03500	0.03937	0.04374	0.05249	0.06123	0.06998	0.08746
9	0.02625	0.03062	0.03500	0.03937	0.04374	0.05249	0.06123	0.06998	0.08746
10	0.02750	0.03208	0.03666	0.04124	0.04583	0.05499	0.06415	0.07331	0.09163
11	0.02875	0.03354	0.03833	0.04312	0.04791	0.05749	0.06706	0.07664	0.09579
12	0.03375	0.03937	0.04499	0.05062	0.05624	0.06748	0.07872	0.08996	0.11244
13	0.03750	0.04375	0.04999	0.05624	0.06249	0.07498	0.08747	0.09996	0.12493
14	0.04125	0.04812	0.05499	0.06186	0.06873	0.08247	0.09621	0.10995	0.13741
15	0.04375	0.05103	0.05832	0.06561	0.07290	0.08747	0.10204	0.11661	0.14573
16	0.04875	0.05687	0.06499	0.07311	0.08123	0.09746	0.11369	0.12992	0.16237
17	0.05124	0.05978	0.06832	0.07686	0.08539	0.10246	0.11952	0.13658	0.17069
18	0.05249	0.06124	0.06999	0.07873	0.08747	0.10496	0.12244	0.13991	0.17485
19	0.05624	0.06561	0.07498	0.08435	0.09372	0.11245	0.13118	0.14990	0.18733
20	0.05624	0.06561	0.07498	0.08435	0.09372	0.11245	0.13118	0.14990	0.18733
21	0.05749	0.06707	0.07665	0.08623	0.09580	0.11495	0.13409	0.15323	0.19149
22	0.05999	0.06999	0.07998	0.08997	0.09996	0.11994	0.13992	0.15988	0.19981
23	0.05999	0.06999	0.07998	0.08997	0.09996	0.11994	0.13992	0.15988	0.19981
24	0.06249	0.07290	0.08331	0.09372	0.10413	0.12494	0.14574	0.16654	0.20813
25	0.06249	0.07290	0.08331	0.09372	0.10413	0.12494	0.14574	0.16654	0.20813
26	0.06624	0.07728	0.08831	0.09934	0.11037	0.13243	0.15448	0.17653	0.22060
27	0.07124	0.08311	0.09497	0.10684	0.11870	0.14242	0.16613	0.18984	0.23723
28	0.07249	0.08456	0.09664	0.10871	0.12078	0.14492	0.16904	0.19317	0.24139
29	0.07749	0.09040	0.10330	0.11620	0.12911	0.15490	0.18069	0.20647	0.25801
30	0.07999	0.09331	0.10663	0.11995	0.13327	0.15990	0.18652	0.21313	0.26633
31	0.08499	0.09914	0.11329	0.12745	0.14159	0.16988	0.19816	0.22644	0.28295
32	0.08998	0.10497	0.11996	0.13494	0.14992	0.17987	0.20981	0.23974	0.29957
33	0.09498	0.11080	0.12662	0.14243	0.15824	0.18986	0.22146	0.25304	0.31619
34	0.10248	0.11955	0.13661	0.15367	0.17073	0.20483	0.23892	0.27300	0.34111
35	0.11123	0.12975	0.14827	0.16678	0.18529	0.22230	0.25929	0.29627	0.37017
36	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
37	0.12872	0.15015	0.17158	0.19300	0.21442	0.25723	0.30003	0.34280	0.42828
38	0.13371	0.15598	0.17824	0.20049	0.22274	0.26721	0.31167	0.35609	0.44488
39	0.14121	0.16472	0.18823	0.21173	0.23522	0.28218	0.32912	0.37603	0.46977
40	0.14995	0.17492	0.19988	0.22483	0.24978	0.29964	0.34948	0.39928	0.49880
41	0.15870	0.18512	0.21153	0.23794	0.26433	0.31710	0.36983	0.42253	0.52782
42	0.16869	0.19678	0.22485	0.25291	0.28097	0.33704	0.39309	0.44909	0.56098
43	0.18118	0.21134	0.24149	0.27163	0.30175	0.36197	0.42215	0.48228	0.60242
44	0.19617	0.22882	0.26146	0.29409	0.32670	0.39188	0.45702	0.52210	0.65212
45	0.21366	0.24922	0.28476	0.32028	0.35579	0.42677	0.49768	0.56854	0.71007
46	0.23364	0.27252	0.31138	0.35022	0.38904	0.46663	0.54414	0.62159	0.77626
47	0.25862	0.30164	0.34464	0.38762	0.43058	0.51643	0.60219	0.68786	0.85894
48	0.28609	0.33367	0.38123	0.42876	0.47626	0.57119	0.66601	0.76072	0.94981
49	0.31605	0.36861	0.42113	0.47363	0.52608	0.63090	0.73559	0.84014	1.04885
50	0.35100	0.40936	0.46768	0.52595	0.58418	0.70053	0.81671	0.93273	1.16427
51	0.38970	0.45447	0.51919	0.58386	0.64848	0.77757	0.90646	1.03514	1.29191
52	0.43337	0.50538	0.57733	0.64921	0.72104	0.86449	1.00770	1.15066	1.43583
53	0.48079	0.56065	0.64043	0.72014	0.79977	0.95880	1.11752	1.27594	1.59186
54	0.53069	0.61880	0.70683	0.79476	0.88260	1.05799	1.23301	1.40766	1.75585
55	0.58432	0.68130	0.77817	0.87493	0.97158	1.16453	1.35703	1.54908	1.93183
56	0.64666	0.75395	0.86110	0.96811	1.07498	1.28830	1.50108	1.71330	2.13609
57	0.71148	0.82947	0.94729	1.06494	1.18243	1.41689	1.65069	1.88382	2.34808
58	0.78127	0.91077	1.04007	1.16916	1.29805	1.55522	1.81159	2.06715	2.57588
59	0.85104	0.99204	1.13279	1.27330	1.41357	1.69340	1.97227	2.25018	2.80317
60	0.92329	1.07617	1.22877	1.38109	1.53312	1.83634	2.13844	2.43942	3.03804
61	1.00173	1.16751	1.33296	1.49807	1.66286	1.99142	2.31867	2.64460	3.29253
62	1.08762	1.26751	1.44700	1.62610	1.80480	2.16105	2.51573	2.86887	3.57052
63	1.17597	1.37034	1.56426	1.75771	1.95071	2.33534	2.71815	3.09915	3.85576
64	1.27174	1.48181	1.69133	1.90032	2.10877	2.52408	2.93726	3.34833	4.16418
65	1.37743	1.60477	1.83149	2.05758	2.28304	2.73209	3.17865	3.62273	4.50353
66	1.49425	1.74067	1.98635	2.23129	2.47550	2.96170	3.44498	3.92536	4.87746
67	1.62219	1.88947	2.15587	2.42141	2.68607	3.21280	3.73610	4.25597	5.28556
68	1.76496	2.05546	2.34493	2.63337	2.92078	3.49254	4.06023	4.62388	5.73920
69	1.92129	2.23717	2.55183	2.86526	3.17748	3.79828	4.41428	5.02551	6.23380
70	2.09363	2.43742	2.77976	3.12064	3.46009	4.13467	4.80355	5.46679	6.77651
71	2.29186	2.66767	3.04173	3.41405	3.78465	4.52070	5.24993	5.97243	7.39741
72	2.51344	2.92492	3.33430	3.74159	4.14681	4.95108	5.74717	6.53518	8.08727
73	2.75336	3.20333	3.65078	4.09574	4.53821	5.41575	6.28352	7.14162	8.82927
74	3.01650	3.50853	3.99754	4.48356	4.96659	5.92381	6.86934	7.80332	9.63719
75	3.30772	3.84610	4.38086	4.91202	5.43960	6.48415	7.51469	8.53142	10.52414
76	3.62692	4.21587	4.80047	5.38075	5.95674	7.09598	8.21846	9.32440	11.48768
77	3.97767	4.62190	5.26091	5.89472	6.52340	7.76547	8.98746	10.18969	12.53613
78	4.36473	5.06963	5.76824	6.46061	7.14680	8.50086	9.83085	11.13720	13.68067
79	4.78181	5.55167	6.31398	7.06882	7.81626	9.28923	10.73348	12.14956	14.89939
80	5.24709	6.08890	6.92164	7.74540	8.56029	10.16379	11.73291	13.26837	16.24123
81	5.87740	6.81585	7.74293	8.65878	9.56353	11.34028	13.07424	14.76643	18.02953
82	6.58630	7.63225	8.66395	9.68159	10.68535	12.65204	14.56548	16.42713	20.00059
83	7.29059	8.44210	9.57618	10.69309	11.79308	13.94334	16.02898	18.05192	21.91724
84	8.06643	9.33278	10.57783	11.80194	13.00544	15.35205	17.62036	19.81298	23.98119
85	8.93713	10.33054	11.69786	13.03957	14.35615	16.91579	19.38045	21.75364	26.23911
86	9.72410	11.23069	12.70644	14.15198	15.56794	18.31351	20.94783	23.47543	28.22755
87	10.90349	12.57667	14.21120	15.80797	17.36786	20.38035	23.25528	25.99891	31.11600
88	12.12872	13.97110	15.76582	17.51409	19.21714	22.49216	25.59990	28.54890	34.00269
89	13.42713	15.44447	17.40359	19.30618	21.15386	24.69081	28.02656	31.17257	36.93790
90	14.61677	16.79041	18.89530	20.93360	22.90743	26.66975	30.19781	33.50621	39.51785
91	15.21605	17.46696	19.64349	21.74810	23.78316	27.65376	31.27279	34.65658	40.77866
92	16.38959	18.78894	21.10229	23.33273	25.48323	29.55576	33.34159	36.86090	43.17372
93	18.11810	20.72904	23.23545	25.64151	27.95125	32.29701	36.30176	39.99227	46.52723
94	20.27850	23.14186	25.87519	28.48440	30.97512	35.62239	39.85717	43.71607	50.43675
95	22.91154	26.06391	29.05182	31.88384	34.56811	39.52381	43.97590	47.97554	54.79677
96	25.37734	28.78122	31.98517	35.00096	37.83962	43.02657	47.62213	51.69373	58.49720
97	27.87961	31.51906	34.91966	38.09707	41.06595	46.43195	51.11671	55.20673	61.89495
98	28.30467	31.98213	35.41383	38.61619	41.60455	46.99549	51.68998	55.77799	62.43784
99	29.71905	33.51864	37.04896	40.32909	43.37676	48.83944	53.55529	57.62642	64.17500

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Monthly Rates per Thousand

Attained Age	Female Nicotine B	Female Nicotine C	Female Nicotine D	Female Nicotine E	Female Nicotine F	Female Nicotine H	Female Nicotine J	Female Nicotine L	Female Nicotine P
0 - 17	Na	Na	Na	Na	Na	Na	Na	Na	Na
18	0.06249	0.07290	0.08331	0.09372	0.10413	0.12494	0.14574	0.16654	0.20813
19	0.06749	0.07873	0.08998	0.10122	0.11245	0.13493	0.15739	0.17985	0.22476
20	0.07249	0.08456	0.09664	0.10871	0.12078	0.14492	0.16904	0.19317	0.24139
21	0.07624	0.08894	0.10164	0.11433	0.12703	0.15241	0.17778	0.20315	0.25386
22	0.08124	0.09477	0.10830	0.12183	0.13535	0.16239	0.18943	0.21646	0.27048
23	0.08374	0.09768	0.11163	0.12557	0.13951	0.16739	0.19525	0.22311	0.27879
24	0.08998	0.10497	0.11996	0.13494	0.14992	0.17987	0.20981	0.23974	0.29957
25	0.09623	0.11226	0.12828	0.14431	0.16032	0.19235	0.22437	0.25637	0.32034
26	0.10123	0.11809	0.13495	0.15180	0.16865	0.20234	0.23601	0.26967	0.33695
27	0.10873	0.12683	0.14494	0.16304	0.18113	0.21731	0.25347	0.28962	0.36187
28	0.11497	0.13412	0.15326	0.17240	0.19153	0.22979	0.26802	0.30624	0.38263
29	0.12372	0.14432	0.16492	0.18551	0.20610	0.24726	0.28839	0.32951	0.41168
30	0.12872	0.15015	0.17158	0.19300	0.21442	0.25723	0.30003	0.34280	0.42828
31	0.13996	0.16326	0.18656	0.20985	0.23314	0.27969	0.32621	0.37271	0.46562
32	0.14871	0.17346	0.19822	0.22296	0.24770	0.29715	0.34657	0.39596	0.49465
33	0.15995	0.18658	0.21320	0.23981	0.26641	0.31959	0.37274	0.42585	0.53197
34	0.17369	0.20260	0.23151	0.26040	0.28928	0.34702	0.40471	0.46237	0.57756
35	0.19118	0.22300	0.25480	0.28660	0.31838	0.38192	0.44540	0.50883	0.63555
36	0.20616	0.24048	0.27477	0.30906	0.34332	0.41182	0.48026	0.54864	0.68523
37	0.22365	0.26087	0.29807	0.33525	0.37242	0.44670	0.52092	0.59507	0.74317
38	0.23489	0.27397	0.31304	0.35209	0.39111	0.46912	0.54705	0.62490	0.78039
39	0.24987	0.29145	0.33300	0.37453	0.41604	0.49900	0.58188	0.66467	0.83001
40	0.26486	0.30892	0.35296	0.39697	0.44096	0.52888	0.61670	0.70442	0.87960
41	0.28234	0.32930	0.37624	0.42315	0.47004	0.56372	0.65731	0.75078	0.93742
42	0.30357	0.35405	0.40451	0.45493	0.50533	0.60602	0.70660	0.80705	1.00759
43	0.32853	0.38316	0.43776	0.49231	0.54684	0.65577	0.76456	0.87321	1.09008
44	0.35724	0.41664	0.47599	0.53529	0.59456	0.71296	0.83119	0.94925	1.18487
45	0.39094	0.45592	0.52085	0.58573	0.65055	0.78005	0.90935	1.03845	1.29603
46	0.42838	0.49956	0.57069	0.64175	0.71275	0.85456	0.99613	1.13746	1.41940
47	0.47580	0.55483	0.63379	0.71267	0.79148	0.94888	1.10597	1.26276	1.57545
48	0.53443	0.62316	0.71181	0.80035	0.88881	1.06543	1.24167	1.41753	1.76813
49	0.60053	0.70019	0.79974	0.89916	0.99847	1.19673	1.39450	1.59180	1.98498
50	0.67284	0.78445	0.89591	1.00722	1.11838	1.34025	1.56152	1.78219	2.22175
51	0.75137	0.87593	1.00031	1.12451	1.24851	1.49596	1.74266	1.98862	2.47831
52	0.83734	0.97608	1.11458	1.25285	1.39089	1.66627	1.94072	2.21426	2.75856
53	0.92827	1.08197	1.23539	1.38852	1.54136	1.84620	2.14989	2.45246	3.05421
54	1.02788	1.19795	1.36768	1.53705	1.70607	2.04307	2.37868	2.71290	3.37722
55	1.13242	1.31965	1.50646	1.69285	1.87880	2.24945	2.61841	2.98569	3.71525
56	1.24438	1.44997	1.65503	1.85959	2.06363	2.47018	2.87470	3.27720	4.07616
57	1.36375	1.58887	1.81336	2.03724	2.26050	2.70519	3.14744	3.58726	4.45968
58	1.47934	1.72333	1.96659	2.20913	2.45095	2.93242	3.41102	3.88677	4.82980
59	1.60729	1.87214	2.13613	2.39927	2.66155	3.18358	3.70222	4.21751	5.23810
60	1.74014	2.02661	2.31207	2.59653	2.87999	3.44394	4.00393	4.55999	5.66046
61	1.87788	2.18671	2.49438	2.80088	3.10622	3.71343	4.31605	4.91410	6.09666
62	2.03289	2.36685	2.69944	3.03067	3.36053	4.01620	4.66649	5.31144	6.58554
63	2.18781	2.54682	2.90425	3.26009	3.61435	4.31819	5.01581	5.70727	7.07194
64	2.35130	2.73668	3.12023	3.50196	3.88186	4.63626	5.38349	6.12363	7.58290
65	2.52953	2.94359	3.35552	3.76535	4.17308	4.98227	5.78320	6.57593	8.13718
66	2.71875	3.16317	3.60514	4.04468	4.48179	5.34880	6.20627	7.05432	8.72254
67	2.93129	3.40972	3.88529	4.35804	4.82797	5.75947	6.67992	7.58944	9.37624
68	3.16462	3.68025	4.19256	4.70158	5.20732	6.20907	7.19797	8.17420	10.08925
69	3.41746	3.97325	4.52517	5.07326	5.61754	6.69476	7.75706	8.80462	10.85640
70	3.69957	4.30000	4.89590	5.48730	6.07425	7.23490	8.37812	9.50416	11.70574
71	4.02070	4.67170	5.31736	5.95771	6.59281	7.84742	9.08151	10.29542	12.66404
72	4.37456	5.08099	5.78110	6.47495	7.16259	8.51947	9.85218	11.16115	13.70955
73	4.75485	5.52051	6.27872	7.02954	7.77305	9.23839	10.67532	12.08438	14.82105
74	5.17124	6.00136	6.82266	7.63524	8.43919	10.02157	11.57052	13.08674	16.02375
75	5.58933	6.48374	7.36785	8.24180	9.10569	10.80377	12.46301	14.08428	17.21642
76	6.04447	7.00837	7.96024	8.90025	9.82853	11.65051	13.42733	15.16010	18.49786
77	6.53278	7.57066	8.59451	9.60453	10.60090	12.55343	14.45354	16.30264	19.85326
78	7.05768	8.17443	9.27482	10.35911	11.42751	13.51763	15.54700	17.51737	21.28797
79	7.62376	8.82478	10.00675	11.16996	12.31473	14.55006	16.71504	18.81187	22.80962
80	8.23190	9.52256	10.79103	12.03770	13.26295	15.65064	17.95696	20.18470	24.41503
81	9.08512	10.49994	11.88780	13.24922	14.58469	17.17977	19.67690	22.07977	26.61682
82	10.00817	11.55521	13.06961	14.55206	16.00323	18.81437	21.50814	24.08944	28.93322
83	10.90349	12.57667	14.21120	15.80797	17.36786	20.38035	23.25528	25.99891	31.11600
84	11.86167	13.66751	15.42773	17.14347	18.81586	22.03494	25.09341	27.99927	33.38328
85	12.82267	14.75912	16.64239	18.47395	20.25520	23.67229	26.90426	29.96116	35.58712
86	13.62038	15.66337	17.64649	19.57149	21.44008	25.01458	28.38265	31.55620	37.36404
87	14.87917	17.08677	19.22317	21.29068	23.29150	27.10167	30.67005	34.01198	40.07308
88	16.12797	18.49456	20.77781	22.98066	25.10593	29.13460	32.88453	36.37501	42.64817
89	17.37602	19.89715	22.32192	24.65401	26.89695	31.12892	35.04355	38.66463	45.11255
90	18.37941	21.02160	23.55631	25.98791	28.32060	32.70518	36.74030	40.45382	47.01653
91	18.59671	21.26473	23.82280	26.27544	28.62700	33.04336	37.10320	40.83529	47.41994
92	19.48177	22.25362	24.90514	27.44156	29.86787	34.40907	38.56456	42.36709	49.03066
93	20.89940	23.83278	26.62833	29.29254	31.83158	36.55738	40.84954	44.74785	51.50417
94	22.69243	25.82155	28.78920	31.60373	34.27302	39.20550	43.64207	47.63259	54.45036
95	25.37070	28.77392	31.97732	34.99265	37.83092	43.01733	47.61258	51.68406	58.48770
96	27.78355	31.41433	34.80780	37.97948	40.94385	46.30399	50.98634	55.07661	61.77091
97	30.17272	34.01006	37.57041	40.87376	43.93866	49.42072	54.13991	58.20239	64.71005
98	30.28674	34.13346	37.70123	41.01029	44.07938	49.56604	54.28580	58.34587	64.84286
99	31.43952	35.37858	39.01863	42.38239	45.49081	51.01773	55.73743	59.76782	66.14866

POLICY VALUE

The variable account policy value will vary from business day to business day reflecting changes in the current number of accumulation units and the current accumulation unit value.

Accumulation Units. When transactions are made that affect the variable policy value, dollar amounts are converted to accumulation units. The number of accumulation units for a transaction is:

1.	the dollar amount of the transaction; divided by

2.	the current accumulation unit value.

The number of accumulation units for a subaccount increases when:

1.	net premiums are credited to that subaccount; or

2.	transfers from the fixed account or other subaccounts are credited to that subaccount.

The number of accumulation units for a subaccount decreases when:

1.	the owner takes out a policy loan from that subaccount;

2.	the owner makes a full or partial surrender from that subaccount;

3.	we take a pro rata portion of the monthly deduction from that subaccount; or

4.	transfers are made from that subaccount to the fixed account or other subaccounts.

Accumulation Unit Value. The accumulation unit value for each subaccount was arbitrarily set initially at $10.00 when the subaccounts first purchased fund shares. The accumulation unit value for each subsequent valuation period is calculated by multiplying A. by B.:

1.	where A. is the accumulation unit value for each subaccount for the immediately preceding valuation period; and

2.	where B. is the net investment factor for the subaccount during the subsequent valuation period.

The accumulation unit value for a valuation period applies for each day in the valuation period. We will value the net assets in each subaccount at their fair market value according to accepted marketing practices and applicable laws and regulations.

Net Investment Factor. The net investment factor is used to measure the investment performance of a subaccount from one valuation period to the next. The net investment factor for a subaccount for any valuation period is equal to A. divided by B. minus C.:

1.	where A. is the net asset value per share held in the subaccount as of the end of the current valuation period; plus or minus the per share amount of any dividend or capital gain distributions if the ex-dividend date occurs in the valuation period; plus or minus a per share charge or credit, as determined by us, as of the end of the current valuation period, for taxes; and

2.	where B. is the net asset value per share held in the subaccount as of the end of the prior valuation period; and

3.	where C. is the daily mortality and expense risk charge shown on the schedule times the number of days in the current valuation period. The mortality and expense risk charge may increase or decrease. The maximum charge corresponds to a charge of .90% per year of the average daily net assets in the subaccounts for the mortality and expense risk.

The net investment factor may be greater than or less than one.

The variable account policy value of this policy is equal to the sum of the policy value in each subaccount. The policy value in a subaccount is equal to:

1.	the current number of accumulation units; multiplied by

2.	the current accumulation unit value.

For the first 40 days after the issue date, net premiums are allocated as follows:

1.	all premium allocated to the variable subaccounts will be directed to the money market account; and

2.	all premium allocated to the fixed account will be directed to that account.

On the 41st day after the issue date, the policy value of the money market account is credited to the subaccounts of the variable account based on the allocations specified by the owner. The policy value of the fixed account will remain in the fixed account.

On or after the 41st day after the issue date, net premiums will be allocated among the subaccounts of the variable account and the fixed account according to the allocations shown on the application or the most recent instructions received from the owner.

The fixed account policy value is:

1.	the fixed account value on the preceding monthly deduction day plus any interest from the preceding monthly deduction day to the date of calculation; plus

2.	the total of net premiums credited to the fixed account since the preceding monthly deduction day, plus interest from the date net premiums are credited to the date of calculation; plus

3.	the total of the transfers from the variable account to the fixed account since the preceding monthly deduction day, plus interest from the date of transfer to the date of calculation; plus

4.	the total amount transferred from the variable account to the fixed account to secure policy loans since the preceding monthly deduction day, plus interest at the credited policy loan interest rate shown on the schedule from the date of transfer to the date of calculation; minus

5.	the total of the transfers to the variable account from the fixed account since the preceding monthly deduction day, plus interest from the date of transfer to the date of the calculation; minus

6.	the total of full or partial surrenders from the fixed account since the preceding monthly deduction day, plus interest from the date of surrender to the date of calculation.

If the date of calculation is a monthly deduction day, we reduce the fixed account policy value by a pro rata portion of the monthly deduction for the policy month following the monthly deduction day.

Fixed Account Interest. Interest on the fixed account policy value is credited at not less than the guaranteed rate shown in the schedule. Interest in excess of the guaranteed rate may be credited on the amount of the fixed account policy value less any policy loan balance and will be guaranteed for one policy year. We will set the amount of any excess interest and the manner in which it is determined in our sole discretion.

POLICY LOANS

Policy Loans. We will make policy loans to the owner at any time while this policy is in force. The owner may take a preferred loan up to the amount his/her surrender value exceeds premium payments or he/she may take a non-preferred loan. The minimum amount for any loan is $250.00.

This policy and its values are automatically assigned to us as security for a policy loan. The maximum amount available for all outstanding policy loans is 90% of the surrender value.

Any proceeds (except partial surrender proceeds) or death benefit payable under this policy will be reduced by the policy loan balance. The policy loan balance reduces the amount available for any subsequent partial surrender or policy loan and causes the Grace Period provision to be applied if the policy loan balance becomes more than the surrender value.

We have the right to delay making a policy loan from the fixed account for up to six months from the date we receive the owner’s authorized request.

Policy Loan Interest. Interest at the rate shown on the schedule on all policy loans is payable by the owner in arrears. Interest is due on each policy anniversary date. Any interest not paid by the owner when due will be added to the policy loan balance and bear interest at the same rate.

Policy Loan Allocation. When the owner takes out a policy loan, an amount equal to the policy loan will be transferred to the fixed account as security for the policy loan and will earn interest at the credited interest rate on outstanding policy loan balances shown on the schedule. This transfer will not be counted as a transfer for the purpose of a transfer fee.

The owner may tell us how to allocate the policy loan from the subaccounts and the fixed account. If the owner does not tell us how to allocate the policy loan, we will allocate the policy loan from the subaccounts and the fixed account in the same proportion that the policy value of each of the subaccounts and the fixed account policy value reduced by any outstanding policy loans bears to the total policy value reduced by any outstanding policy loans on the date we process the request.

Policy Loan Repayment. All or any part of the policy loan may be repaid at any time during the primary insured’s lifetime or upon election of a settlement option. Policy loan amounts repaid will be allocated according to current premium allocations unless otherwise requested in writing by the owner. The portion of the policy value in the fixed account securing the repaid portion of the policy loan will be reduced by the amount of the policy loan repayment

The sum of any payments made in any policy year that exceeds the amount of the minimum premium for that policy year is first applied to reduce any policy loan balance. The premium charge is not applied against the policy loan repayment.

We have the right to limit the frequency and the minimum amount of the policy loan repayment.

SURRENDER

Full Surrender. The owner may request to surrender this policy to us for its surrender value as calculated at the end of the business day when we receive the request subject to the following:

1.	the primary insured must be alive and the policy must be in force;

2.	the request must be before the maturity date; and

3.	we must receive an authorized request.

The effective date of a surrender is the latest of:

1.	the business day the surrender request is received in our home office; or

2.	the business day the owner requests; or

3.	the business day we receive all necessary requirements we need to surrender this policy.

We will pay to the owner the surrender value as of the date this policy is surrendered unless the payment is from the fixed account. We may defer payment from the fixed account for the time allowed by law, but not more than six months. If we defer payment of the surrender value, we will pay interest as required by law. The surrender value will be paid in one lump sum unless other arrangements are made in writing or we defer payment of the fixed account. Once this policy is surrendered, it may not be reinstated.

Full Surrender Charge. If this policy terminates as stated under the Grace Period provision or the owner surrenders this policy during the first 14 policy years, (or during the first 14 policy years after an increase in specified amount), a full surrender charge will be subtracted from the policy value as determined by the Table of Surrender Charges shown on the schedule. A decrease in specified amount or change of death benefit option will not change the original or any additional full surrender charge.

Partial Surrender. A partial surrender may be made at any time this policy has surrender value. The owner may request a partial surrender by submitting an authorized request to our home office. The amount available for partial surrender will be 90% of the surrender value. The amount of any partial surrender must be at least $250. The owner may make four partial surrenders during any policy year.

A partial surrender reduces the policy value by its amount and by the amount of any partial surrender charges and processing fees. A partial surrender does not reduce the specified amount. Under death benefit option one however, if the primary insured dies within two years of any partial surrender, we will reduce the death benefit by the amounts of any partial surrenders including any partial surrender charges and processing fees.

Partial Surrender Charge. A charge is made against the policy value when a partial surrender is taken. The charge:

1.	is in proportion to the charge that would apply to a full surrender as found on the Table of Surrender Charges shown on the schedule. The proportion is computed as the amount of the policy value surrendered divided by the total amount of surrender value; and

2.	reduces future surrender charges in the same proportion.

The owner may tell us how to allocate the partial surrender from the subaccounts and the fixed account. If the owner does not tell us how to allocate the partial surrender, we will allocate the partial surrender among the subaccounts and the fixed account in the same proportion that the policy value of each of the subaccounts and the fixed account policy value reduced by any outstanding policy loans bears to the total policy value reduced by any outstanding policy loans on the business day on or following the date we receive the authorized request.

We have the right to limit any partial surrender if the partial surrender would fail to maintain this policy as life insurance as defined under federal tax law definitions.

Partial Surrender Processing Fee. The partial surrender processing fee shown on the schedule applies to each partial surrender.

DEATH BENEFITS PAYABLE

If this policy is in force, we will pay the death benefit to the beneficiary when we receive at our home office proof of death of the primary insured.

We will pay interest on the death benefit as required by the law of the state in which this policy is issued.

The amount payable upon the death of the primary insured is

1.	the death benefit as described under the Death Benefit provision; plus

2.	any additional insurance provided by rider; minus

3.	any unpaid monthly deductions; minus

4.	any outstanding policy loan balance; minus

5.	for Option 1 only, the amount of any partial surrender within two years of the primary insured’s death.

Before the primary insured’s death, the owner may choose a settlement option with payments to begin upon the death of the primary insured. Such request must be in writing and must be sent to our home office.

If the owner does not choose a settlement option, then the beneficiary may choose, after the primary insured’s death and subject to this policy’s conditions and provisions, to have all or any part of the death benefit paid:

1.	by means of a settlement option subject to amount minimums; or

2.	if the death benefit is $10,000 or more, by means of a retained asset account that is similar to a checking account except that it is not FDIC insured; or

3.	in a lump sum.

If the beneficiary does not choose a method of payment for all or any part of the death benefit within 60 days after we receive due proof of death, then:

1.	if the death benefit is $10,000 or more, the death benefit will be paid by means of a retained asset account; or

2.	if the death benefit is less than $10,000, payment will be made in a lump sum.

Unless otherwise provided in the application or unless the owner sends an authorized request before the primary insured’s death, if more than one primary or contingent beneficiary is named, any death benefit will be paid in equal shares to such primary or contingent beneficiaries. If no beneficiary is designated or surviving at the time of the primary insured’s death, the death benefit will be paid to the owner, if living, otherwise to the owner’s estate. If any beneficiary or the owner is not eligible to receive the death benefit, we will pay the death benefit as if the ineligible beneficiary or the ineligible owner died before the primary insured. If no beneficiary is eligible and the owner is not eligible, we will pay the death benefit to the primary insured’s estate.

If any beneficiary dies simultaneously or during the 14 days immediately following the date of death of the primary insured, the death benefit will be paid as if the deceased beneficiary died before the primary insured. If we cannot determine whether a beneficiary or the primary insured died first, we will assume that the beneficiary died first.

Any reference in this policy to a beneficiary living or surviving means living on the 15th day immediately following the date of death of the primary insured.

We have the right to rely solely on any affidavit or other evidence which in our judgment is adequate to determine:

1.	the existence of;

2.	the identity of;

3.	the ages of; or

4.	any other facts that relate to those who are the beneficiaries of this policy.

This right applies whether or not the beneficiary designation was made on a class basis. Any death benefit paid while relying on this evidence will be a valid discharge of our obligations under this policy.

Claim forms may be obtained from our home office and settlement of any amount payable under this policy is made at our home office.

Any death benefit is payable to the primary beneficiary if the primary beneficiary survives the primary insured.

Any death benefit is payable to the contingent beneficiary only if:

1.	the contingent beneficiary survives the primary insured; and

2.	at the time of the primary insured’s death there is no living primary beneficiary.

DEATH BENEFIT OPTIONS

This policy provides two death benefit options: Option 1 and Option 2. The amount available under each death benefit option is calculated as of the date of the primary insured’s death.

The death benefit under Option 1 is the greater of:

1.	the specified amount; or

2.	the policy value multiplied by the applicable percentage as determined from the Table of Policy Value Percentages.

The death benefit under Option 2 is the greater of:

1.	the specified amount plus the policy value; or

2.	the policy value multiplied by the applicable percentage as determined from the Table of Policy Value Percentages.

Change in Death Benefit Option.

A death benefit option change takes effect on the monthly deduction day on or next following the later of:

1.	the date we receive the authorized request at our home office; or

2.	the date we approve the request.

A change from death benefit option one to death benefit option two will reduce the specified amount by the amount of the policy value at the time of the change. Evidence of insurability satisfactory to us is required. The minimum and target premiums may change.

A change from death benefit option two to death benefit option one will increase the specified amount by the ~~amount of the~~ policy value at the time of such change. The minimum and target premiums may change.

Limitations. The death benefit option cannot be changed:

1.	more than once during any subsequent policy year; or

2.	if the change would fail to maintain this policy as life insurance as defined under federal tax law definitions.

Death Benefit Requirement. For this policy to qualify as life insurance under federal tax laws, it must maintain a certain death benefit in relation to its policy value. Tests are conducted to maintain this qualification as life insurance. The minimum death benefit will be at least the percentage of the policy value on the date of the primary insured’s death as determined from the Table of Policy Value Percentages, minus any policy loan balance. Under death benefit option one, if the primary insured dies within two years of any partial surrender, the minimum death benefit will also reflect a deduction for the amount of the partial surrender, including any partial surrender charges and processing fees.

TABLE OF POLICY VALUE PERCENTAGES

The primary insured’s attained age at the start of the policy year in which his/her death occurs is used to determine the percentage of the policy value.

Attained Age	Policy Value %	Attained Age	Policy Value %	Attained Age	Policy Value %	Attained Age	Policy Value %
40 and younger	250	51	178	62	126	73	109
41	243	52	171	63	124	74	107
42	236	53	164	64	122	75-90 inclusive	105
43	229	54	157	65	120	91	104
44	222	55	150	66	119	92	103
45	215	56	146	67	118	93	102
46	209	57	142	68	117	94	101
47	203	58	138	69	116	95-100	100
48	197	59	134	70	115
49	191	60	130	71	113
50	185	61	128	72	111

MATURITY

If the primary insured is living on the maturity date and this policy is in force, we will pay, subject to the conditions and provisions of this policy, the proceeds to the owner, unless the owner has elected to extend the maturity date as provided under the Extension of Maturity Date provision of this policy.

EXTENSION OF MATURITY DATE

At any time during the primary insured’s lifetime, the owner, subject to our approval, may elect to extend the maturity date of this policy beyond the maturity date shown in the schedule. We must receive the owner’s authorized request for such extension before the maturity date shown on the schedule.

Conditions. During the extension of the maturity date period:

1.	we will not accept further premium payments;

2.	we will not make any monthly deductions for this extension;

3.	the death benefit will be the surrender value as of the date of the primary insured’s death;

4.	the new maturity date will be the date of the primary insured’s death; and

5.	any rider will not continue beyond its termination date.

Surrender. During the extension of the maturity date period, we will allow a full or partial surrender of this policy. We must receive an authorized request from the owner for such surrender at our home office. A partial surrender reduces the surrender value and the death benefit by the amount of the partial surrender, including any partial surrender charges and processing fees. A full surrender will terminate this policy. If the surrender value is less than $2,000 during this extension of the maturity date period, this policy will terminate and we will mail the surrender value, if any to the owner.

SETTLEMENT OPTIONS

The death benefit may be applied under a settlement option upon the primary insured’s death, subject to the conditions and provisions of this policy.

The proceeds may be applied under a settlement option if this policy has been in force for five years or more, subject to the conditions and provisions of this policy.

The 2000 Annuity Basic Table at 3% is used to calculate the Settlement Options.

Settlement Options. We offer the following settlement options:

1.	Fixed Amount.

We will make equal periodic payments of a definite amount. The amount we pay each period must be at least $20 for a fixed period of not less than five years and not longer than 30 years. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. If the payee dies before all the proceeds are paid, the beneficiary may elect one of the following options: payments for the remainder of the period, a single lump sum payment or another settlement option with a lesser fixed period.

2.	Fixed Period.

We will make equal periodic payments for a fixed period of not less than five years and not longer than 30 years. If the payee dies before the period ends the beneficiary may elect one of the following options: payments for the remainder of the period, a single lump sum payment or another settlement option with a lesser fixed period.

3.	Fixed Period and Life.

We will make equal periodic payments for a guaranteed minimum period of not less than ten years. If the payee lives longer than the minimum period, payments will continue for his/her life. The minimum period can be 10, 15 or 20 years. If the payee dies before the end of the guaranteed period, the balance of the guaranteed payments will be paid to the beneficiary.

4.	Installment Refund.

Equal periodic payments are guaranteed for the lifetime of the payee. Payments are guaranteed to total no less than the proceeds or death benefit at the time that the payments start. If the payee dies before the guaranteed payments have been made, the remaining payments will be made to the beneficiary.

5.	Interest Income. The proceeds or the death benefit is left with us to earn interest for a fixed number of years or until the death of the payee or until the payee elects a single lump sum payment or a settlement option. We will pay the interest on the amount of the proceeds or the death benefit left with us to the payee annually or at such other interval as agreed to by us. We determine the rate of interest. The payee may withdraw all or part of the proceeds or the death benefit or accrued interest at any time.

6.	Joint and Survivor Lifetime Income.

We will make equal periodic payments for the lifetime of two payees. Payments will continue as long as either payee is living. If both payees die before the end of the guarantee period, the beneficiary may elect one of the following options: payments for the remainder of the period, a single lump sum payment or another settlement option with a lesser fixed period. The minimum guarantee period is ten years.

7.	Other Settlement Options. We will make any other settlement option agreement that is agreeable to both the person who has a right to elect a settlement option and us.

Interest. Proceeds or the death benefit applied under a settlement option no longer earn interest at the rate applied to the fixed account or participate in the investment experience of the variable account. An interest rate of three percent per year compounded annually is guaranteed on all amounts held under a settlement option. Excess interest may be paid or credited, at our sole option. Such excess interest is in addition to the guaranteed payments under any settlement option. We will set the amount of any excess interest and the manner in which it is determined.

Settlement Option Conditions. The following conditions apply to settlement options:

1.	We either endorse or amend this policy or require its surrender in exchange for a supplementary contract covering the settlement option agreement. The effective date of any supplementary contract is the date on which the proceeds or death benefit amount is applied.

2.	Settlement options are not available without our consent if the amount to be applied is less than $25,000.

3.	Any change of beneficiary while this policy is in force, cancels any previous choice of a settlement option.

4.	If this policy is assigned, or if an amount becomes payable to a corporation, association, partnership, trust or other non-natural person, settlement options (other than a lump sum) are available only with our consent.

5.	Any policy loan balance at death, maturity or surrender may be repaid to us at time of election to increase payments available

6.	If the death benefit is payable to a minor, the settlement option must be chosen by the owner before the primary insured’s death or by a person authorized to act on behalf of the minor.

The Tables that follow illustrate the minimum amount of guaranteed payments for the indicated settlement options.

FIXED PERIOD

MONTHLY INCOME AMOUNTS PER $1,000 OF POLICY PROCEEDS/DEATH BENEFIT

Years Payable	Monthly Amount	Years Payable	Monthly Amount	Years Payable	Monthly Amount	Years Payable	Monthly Amount	Years Payable	Monthly Amount
5	$17.95	11	8.88	17	6.24	23	5.00	29	4.28
6	15.18	12	8.26	18	5.98	24	4.85	30	4.19
7	13.20	13	7.73	19	5.74	25	4.72
8	11.71	14	7.28	20	5.53	26	4.60
9	10.56	15	6.89	21	5.33	27	4.49
10	9.64	16	6.54	22	5.16	28	4.38

FIXED PERIOD AND LIFE

MONTHLY INCOME AMOUNTS PER $1,000 OF POLICY PROCEEDS/DEATH BENEFIT

Age of Payee	Number of Years Certain				Age of Payee	Number of Years Certain
	10		20			10		20
	Male	Female	Male	Female		Male	Female	Male	Female
0	$2.75	$2.73	$2.75	$2.73	41	$3.64	$3.55	$3.59	$3.52
1	2.76	2.74	2.76	2.74	42	3.68	3.59	3.63	3.56
2	2.77	2.75	2.77	2.75	43	3.73	3.64	3.68	3.60
3	2.78	2.76	2.78	2.76	44	3.78	3.68	3.72	3.64
4	2.80	2.77	2.79	2.77	45	3.84	3.73	3.77	3.68
5	2.81	2.78	2.80	2.78	46	3.89	3.78	3.82	3.73
6	2.82	2.79	2.81	2.79	47	3.95	3.84	3.87	3.78
7	2.83	2.80	2.82	2.80	48	4.01	3.89	3.92	3.82
8	2.84	2.81	2.84	2.81	49	4.07	3.95	3.97	3.88
9	2.85	2.82	2.85	2.82	50	4.14	4.02	4.03	3.93
10	2.86	2.83	2.86	2.83	51	4.21	4.08	4.08	3.98
11	2.88	2.85	2.87	2.84	52	4.28	4.15	4.14	4.04
12	2.89	2.86	2.88	2.85	53	4.36	4.22	4.20	4.10
13	2.90	2.87	2.90	2.87	54	4.44	4.30	4.26	4.16
14	2.92	2.88	2.91	2.88	55	4.53	4.38	4.32	4.22
15	2.93	2.90	2.93	2.89	56	4.62	4.46	4.39	4.28
16	2.95	2.91	2.94	2.91	57	4.71	4.55	4.45	4.35
17	2.96	2.93	2.96	2.92	58	4.81	4.64	4.52	4.41
18	2.98	2.94	2.97	2.94	59	4.92	4.74	4.58	4.48
19	3.00	2.96	2.99	2.95	60	5.03	4.84	4.65	4.55
20	3.01	2.98	3.01	2.97	61	5.14	4.95	4.72	4.62
21	3.03	2.99	3.03	2.99	62	5.27	5.07	4.78	4.69
22	3.05	3.01	3.04	3.00	63	5.39	5.19	4.85	4.76
23	3.07	3.03	3.06	3.02	64	5.53	5.31	4.91	4.82
24	3.09	3.05	3.09	3.04	65	5.67	5.45	4.97	4.89
25	3.12	3.07	3.11	3.06	66	5.82	5.59	5.03	4.96
26	3.14	3.09	3.13	3.08	67	5.97	5.74	5.09	5.02
27	3.16	3.11	3.15	3.10	68	6.12	5.89	5.14	5.08
28	3.19	3.13	3.18	3.13	69	6.29	6.05	5.19	5.14
29	3.21	3.16	3.20	3.15	70	6.45	6.21	5.24	5.19
30	3.24	3.18	3.23	3.17	71	6.62	6.39	5.28	5.24
31	3.27	3.21	3.25	3.20	72	6.80	6.56	5.32	5.28
32	3.30	3.24	3.28	3.23	73	6.97	6.74	5.35	5.32
33	3.33	3.27	3.31	3.25	74	7.15	6.93	5.38	5.36
34	3.36	3.30	3.34	3.28	75	7.33	7.12	5.41	5.39
35	3.39	3.33	3.37	3.31	76	7.51	7.31	5.43	5.42
36	3.43	3.36	3.41	3.34	77	7.69	7.50	5.45	5.44
37	3.47	3.39	3.44	3.37	78	7.86	7.69	5.47	5.46
38	3.51	3.43	3.48	3.41	79	8.03	7.87	5.48	5.47
39	3.55	3.47	3.51	3.44	80	8.20	8.06	5.49	5.49
40	3.59	3.51	3.55	3.48	and over

Monthly income for other combinations or frequency of payment will be quoted upon request.

VARIABLE ACCOUNT

Variable Account. The variable account is registered with the SEC and is subject to SEC rules and regulations. The variable account is also subject to the laws of the state of Wisconsin that regulate the operations of insurance companies domiciled in Wisconsin. The investment policy of the variable account will not be changed without the approval of the Insurance Commissioner of the state of Wisconsin. The approval process is on file with the Insurance Commissioner of the state of Wisconsin.

We own the assets of the variable account. We will value the assets of the variable account at the close of business on each business day. The assets of the variable account will be kept separate from the assets of our general account and any other separate accounts. Income and realized or unrealized gains or losses from assets in the variable account will be credited to or charged against such account without regard to our other income, gains or losses.

The portion of the assets of the variable account that equals the reserves and other policy liabilities of the policies that are supported by the variable account will not be charged with liabilities arising from any other business we conduct.

We have the right to transfer to our general account any assets of the variable account that are in excess of such reserves and other policy liabilities.

We also reserve the right to transfer assets of the variable account that we determine to be associated with the class of policies to which this policy belongs, to another separate account. If this type of transfer is made, the term “variable account” as used in this policy, will then mean the variable account to which the assets were transferred.

When permitted by law, we also reserve the right to:

1.	deregister the variable account under the Investment Company Act of 1940 (the “1940 Act”);

2.	operate the variable account under the direction of a committee or in any other form permitted by law;

3.	restrict or eliminate any voting rights of owners or other persons who have voting rights as to the variable account;

4.	combine the variable account with other separate accounts;

5.	create new separate accounts;

6.	transfer the assets of the variable account to another separate account;

7.	operate the variable account or a subaccount as either a unit investment trust or management company under the 1940 Act, or in any other form allowed by law;

8.	terminate and/or liquidate the variable account; and

9.	make any changes to the variable account to conform with, or required by any change in, federal tax law, the 1940 Act and regulations promulgated thereunder, or any applicable federal or state laws.

Subaccounts. The variable account is divided into subaccounts as shown on the schedule. When permitted by law, we reserve the right to:

1.	add new subaccounts;

2.	make such subaccounts available to any class or series of policies as we deem appropriate;

3.	eliminate or combine any subaccounts; and

4.	transfer the assets of one or more subaccounts to any other subaccounts.

Each new subaccount would invest in a new investment option of a fund or in shares of another investment company. The owner will determine the percentage of premium that will be allocated to each subaccount according to the Premium provision.

Investment Options. The funds offer several investment options as shown on the schedule. Each of the investment options corresponds to one of the subaccounts of the variable account.

On or after the 41st day after the issue date, net premiums allocated to a subaccount will automatically be invested in an investment option corresponding to that subaccount.

When permitted by law, we have the right to:

1.	add;

2.	delete; or

3.	substitute

investment options.

We also reserve the right to dispose of an investment option and to substitute another investment option, if:

1.	the shares of the investment option are no longer available for investment; or

2.	in our judgment further investment in the investment option is inappropriate in view of the purpose of the variable account.

If there is any substitution or change, we may, by endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

Transfers. The owner may transfer all or part of the policy value among the subaccounts of the variable account and between the subaccounts and the fixed account, subject to the following:

1.	we must receive an authorized request;

2.	the transfer is effective as of the end of the valuation period during which we receive the authorized request at our home office;

3.	the owner may transfer amounts from the fixed account to the variable account only once in a policy year;

4.	the policy value on the date of the transfer will not be affected by the transfer except to the extent of the transfer fee. The transfer fee will be deducted on a pro rata basis from the accounts to which the transfer is made;

5.	the fixed account policy value after a transfer from the fixed account must at least equal the policy loan balance;

6.	transfers to and from the subaccounts are subject to our published rules for transfers, including the right to limit the number and amount of transfers.

7.	transfers in excess of 12 per policy year will be subject to a $25 charge.

We reserve the right to limit transfers in any policy year, or to refuse any transfer request from an owner if:

1.	we believe, in our sole discretion, that excessive trading by the owner, or a specific transfer request, or a group of transfer requests, may have a detrimental effect on the accumulation unit values of any subaccount or the share prices of any portfolio, or would be detrimental to other owners; or

2.	we are informed by one or more portfolios that they intend to restrict the purchase of portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the price of portfolio shares.

We reserve the right to provide to a fund information about owners and their trading activities involving the fund’s portfolio(s) that we deem necessary to:

1.	deter fraud or violations of our operating rules or the operating rules of the fund; and

2.	as required to comply with applicable state or federal law.

We also reserve the right to revoke or modify the transfer privilege at any time. In addition, certain funds in which the subaccounts invest may impose redemption fees. Any fund redemption fees that you are charged are paid to and retained by the fund, and not us or the variable account.

There may be a delay in completing a transfer if the transfer involves a purchase of shares from a fund that requires the receipt of federal funds before accepting a purchase order, or redemption of shares from a fund that delays making proceeds available.

GENERAL PROVISIONS

Administrative Issues. If the owner has submitted a check or draft to our home office, we have the right to defer payment of surrenders, partial surrenders, death benefits, proceeds, policy loans, or payments under a settlement option, until the check or draft has been honored.

If mandated under applicable law, we may be required to block the owner’s account and thereby refuse to pay any request for transfer, surrender, partial surrender, policy loans or death benefits or payment under a settlement option, until instructions are received from the appropriate regulator. We also may be required to provide information about the owner and his/her account to government regulators.

Annual Report. We provide the owner with a report once each year. The report shows:

1.	the policy value including the value in each subaccount and the fixed account, the surrender value, the death benefit; and

2.	since the time of the last report:

a. the premiums paid;

b. the cost of insurance;

c. the cost of any riders;

d. any interest credited;

e. any partial surrenders including surrender charges and processing fees;

f. any policy loan balance;

3.	any other information that may be required by regulation; and

4.	notice of the right to annually request, without charge, an illustration of current benefits and values.

On request, we will provide hypothetical illustrations to demonstrate how this policy works and how performance could affect policy values and the death benefit. If more than one illustration is requested annually, we reserve the right to charge a fee for additional illustrations.

Calculation of Reserves. All reserves for this policy are based on the mortality table shown on the schedule. All calculations are done on the basis described in the statement that is on file with the insurance commissioner’s office. All guaranteed values are equal to or greater than that required by law.

Claims of Creditors. Payment of interest or principal or any payment under a settlement option is exempt from the claims of creditors of any beneficiary to the maximum extent allowed by law. These payments may not be assigned or withdrawn without our consent before becoming payable.

Continuation of Insurance Coverage. This policy will continue during the primary insured’s lifetime as long as there is enough surrender value to cover each monthly deduction as it falls due and policy loan interest due, if any.

This policy will continue during the first five policy years, if on each monthly deduction day within such period:

1.	the sum of the premium paid from the policy date; minus

2.	the sum of any partial surrenders plus any increase in the policy loan balance from the policy date,

equals or exceeds the sum of the minimum premium due from the policy date, including the current policy month;

otherwise the Grace Period provision will apply.

Dividends. A dividend is a share of the divisible surplus of our participating insurance policies as may be declared by our Board of Directors. We do not expect to pay dividends on this policy. If a dividend is paid under this policy, it will be paid in cash at the end of a policy year.

Entire Contract. We have issued this policy in consideration of the application and payment of the initial premium. The entire contract is:

1.	this policy and its riders, if any;

2.	the application; and

3.	endorsements and amendments, if any.

Statements made in any application by or for the primary insured in absence of fraud are considered representations and not warranties. We will not use any statement or omission to void this policy or in defense of a claim, unless such statement or omission is contained in or omitted from an application and such application is attached to and made a part of this policy.

Error. If we, the owner or the primary insured makes a clerical error regarding any information given to us or by us, such error will not cause:

1.	insurance on the primary insured’s life to be invalid if otherwise valid;

2.	any coverage that would otherwise terminate to be reissued or reinstated;

3.	any coverage to be issued that otherwise would not be issued; or

4.	any coverage or other benefit to be different from that actually provided by policy provision.

If such error affects the premium, the cost of insurance, any coverage under this policy or any riders, we determine any adjustment to be made.

Grace Period. If, on any monthly deduction day, this policy’s surrender value is not sufficient to cover a monthly deduction and any policy loan interest due, and the requirements of the Continuation of Insurance Coverage provision have not been met, we will allow a grace period of 61 days to pay a premium that is sufficient to keep this policy in force. The grace period begins on the date we send the owner written notice of such insufficiency. This policy terminates without value if the required premium is not paid within the grace period to keep this policy in force. If the primary insured dies during the grace period, we will deduct any unpaid monthly deductions and any policy loan interest due, from the death benefit.

Incontestability. We will not contest the validity of this policy except for nonpayment of premium after it has been in force for two years from the policy date during the primary insured’s lifetime.

We will not contest the validity of any coverage that takes effect after the policy date (including any increase in coverage or reinstatement of coverage) after such coverage has been in force for two years from the date such coverage takes effect during the primary insured’s lifetime.

If the owner:

1.	converts a policy issued by us to this policy; or

2.	replaces a policy issued by us with this policy, then

a.	for the amount of coverage that is converted or replaced, the exclusion period of this provision is measured from the policy date of the original policy under which such coverage is converted or replaced; and

b.	for the amount of coverage that exceeds the amount of coverage converted or replaced, the exclusion period of this provision is measured from the policy date of this policy.

Misstatement of Age or Gender. If the primary insured’s age or gender is misstated in the application, we will adjust the death benefit based on the correct age and gender.

Reinstatement. If this policy terminates as stated under the Grace Period provision, it may be reinstated during the primary insured’s lifetime by the owner if:

1.	we receive the signed application for reinstatement from the owner within three years after the date this policy terminated. If the owner is not the primary insured, the application for reinstatement also must be signed by:

a.	the primary insured if he/she is age 18 or older on the date of the application for reinstatement; or

b.	If the primary insured is not age 18 or over on the date of the Application for reinstatement, by the primary insured’s parent/legal guardian;

2.	we receive evidence of insurability satisfactory to us for the primary insured;

3.	this policy was not surrendered; and

4.	sufficient premium is paid to keep this policy in force for the current policy month and the next two policy months. This may include past due minimum premium and policy loan interest due, if any.

If we do not receive evidence of insurability satisfactory to us, this policy will not be reinstated.

The policy value will be based on the net premium used to reinstate this policy.

Suicide. If the primary insured commits suicide while sane or insane, within two years of the policy date, we will pay the beneficiary:

1.	no more than the amount of all premiums paid; minus

2.	any policy loan balance; minus

3.	any partial surrenders under this policy; minus

4.	any dividends paid by this policy.

If such death occurs after this policy has been in force for two years and within two years of any increase in specified amount on the primary insured, the amount payable with respect to such increase in specified amount is limited to a refund of the monthly deductions for such increase in specified amount.

If the owner

1.	converts a policy issued by us to this policy; or

2.	replaces a policy issued by us with this policy, then

a.	for the amount of coverage that is converted or replaced, the exclusion period of this provision is measured from the policy date of the original policy under which such coverage is converted or replaced; and

b.	for the amount of coverage that exceeds the amount of coverage converted or replaced, the exclusion period of this provision is measured from the policy date of this policy.

Tax Qualification as Life Insurance. Tax laws may, from time to time impose certain requirements to qualify this policy as life insurance for federal tax purposes. We reserve the right to change this policy or refuse to process any transactions authorized by this policy to so qualify, and will notify the owner of any such change and its effects.

Waiver and Change. Only our President, one of our Vice-Presidents, our Secretary or our Assistant Secretary is authorized to waive or change any condition or provision in this policy. Such waiver or change must be in writing. No agent, registered representative or other person may waive or change any condition or provision of this policy.

AMERICAN FAMILY LIFE INSURANCE COMPANY

6000 AMERICAN PKWY

MADISON, WI 53783-0001

888-428-5433

DESCRIPTION

FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

Premiums are payable until the earlier of the maturity date or the primary insured’s death

Participating

SCHEDULE — PAGE 1

Primary Insured	[Doe, John J]	Issue Age	[35]
Policy Number	[12345678]	Issue Date	[xxxxx]
Underwriting Class	[Male, Non-Nicotine standard]	Policy Date	[xxxxx]

Description of Benefits	Specified Amount	Maturity Date
Flexible Premium Variable Life Insurance	[$50,000]	[xxxxx]
Riders [See Page 2] [None]	[Option One – Level]

Premium	Annual	Semiannual	Quarterly	Monthly
Planned Premiums
	[$xxxxx]	[$xxxxx]	[$xxxxx]	[$xxxxx]

Payment of the planned premium may not be sufficient to continue the insurance coverage to the maturity date

Minimum Premium	[$xxxxx]	[$xxxx]	[$xxxx]	[$xxxx]

Minimum Premium includes the premium for the specified amount and for all riders shown on schedule - Page 2

Target Premium	[$xxxx]	[$xxxxx]	[$xxxxx]	[$xxxxx]

Target premium includes the premium for the specified amount and for all riders shown on schedule — Page 2 except the premium for the Extended Benefit Protection Rider.

Premium Charge	First 15 Years: 5% assessed on premium paid up to annualized target premium. 3% assessed on premium paid in excess of annualized target premium. 16th year and all years thereafter: 3% assessed on premium paid.

Monthly Policy Fee	$7.50 per month for the life of the policy [$0.02 per $1,000 for each Additional Insured Rider for ten years]

Policy Issue Fee	$xxx per month for the first five policy years

Administrative Charge	Varies (not to exceed $2.00 per $1,000 of Specified Amount)

Policy Loan Interest Rate	8.0% per year in arrears

Credited Interest Rate on Policy Loan Balances	xx% in all policy years for non-preferred policy loans xx% in all policy years for preferred policy loans

Fixed Account Guaranteed Interest Rate	xx% per year

xxxxxxxx% per day

Policy Value Guaranteed Interest Rate	3% per year (0.24663% per month compounded monthly)

Transfer Fee	$xx for each transfer after the first 12 transfers in a policy year

Mortality Table	2001 CSO Mortality Table, male and female for the guaranteed cost of insurance rates and reserves

Current Mortality and Expense Risk Charge	[a percent of the daily net assets of the subaccounts equivalent to xxx% for policy years one through ten

xxx% for policy years eleven plus]

SCHEDULE – PAGE 2

Partial Surrender Charge	A partial surrender charge in proportion to the charge that would apply for a full surrender may be applied if a partial surrender is taken. See the Partial Surrender provision in the policy.

Partial Surrender Processing Fee	$25.00 per partial surrender

Surrender Charge	A surrender charge based on the specified amount and increases in specified amount may be applied if this policy is surrendered. See Table of Surrender Charges below and the Full Surrender provision in the policy.

TABLE OF SURRENDER CHARGES

(per thousand of Specified Amount)

Policy Year
1	$	xx.xx
2	$	xx.xx
3	$	xx.xx
4	$	xx.xx
5	$	xx.xx
6	$	xx.xx
7	$	xx.xx
8	$	xx.xx
9	$	xx.xx
10	$	xx.xx
11	$	xx.xx
12	$	xx.xx
13	$	xx.xx
14	$	xx.xx
15	$	xx.xx
16	$	xx.xx
17	$	xx.xx
18	$	xx.xx
19	$	xx.xx
20		$00.00

Riders (Any Rider Benefit Amount shown is separate from the Specified Amount shown on Page 1.)	Rider Benefit Amount	Rider Target Premium			Rider Date		Rider Termination Date
[Monthly]

[Waiver of Monthly Deductions]	See Rider	[$	XXX.XX	]	[MM/DD/YYYY	]	[MM/DD/YYYY	]

[Credit of Specified Premium]	One and 1/2 times target premium

[Accidental Death Benefit]	[$XXX,XXX]	[$	XXX.XX	]	[MM/DD/YYYY	]	[MM/DD/YYYY	]

[Children’s Insurance Rider] [The monthly cost for this rider is $3.00.]	$10,000 per child insured	[$	XXX.XX	]	[MM/DD/YYYY	]	[MM/DD/YYYY	]

[Cost of Living Adjustment]	See Rider		NONE		[MM/DD/YYYY	]	[MM/DD/YYYY	]

[Guaranteed Purchase Option]	[$XX,XXX]	[$	XXX.XX	]	[MM/DD/YYYY	]	[MM/DD/YYYY	]

[Guaranteed Minimum Death Benefit ]

[ Extended Benefit Protection Rider]

SCHEDULE – PAGE 3

[Additional Insured Rider] 1. [First M Last name here] [Age, Gender, Underwriting Class	[$ [$	XXX,XXX XXX,XXX	] ]	[$ [$	XXX.XX XXX.XX	] ]	[MM/DD/YYYY [MM/DD/YYYY	] ]	[MM/DD/YYYY [MM/DD/YYYY	] ]

2. [First M Last name here] [Age, Gender, Underwriting Class],

See Table of Guaranteed Cost of Insurance Rates. attached

[The rider target premium is included in the target premiums shown on Schedule – Page 1.]

[Table of Guaranteed Cost of Insurance Rates]

SCHEDULE OF INVESTMENT OPTIONS

General Account	The general assets of American Family Life Insurance Company
Separate Account	American Family Variable Account I
Subaccounts	Portfolio
Subaccount A	Fidelity VIP Contrafund® Portfolio (Service Class 2)
Subaccount B	Fidelity VIP Equity-Income Portfolio (Service Class 2)
Subaccount C	Fidelity VIP Growth & Income Portfolio (Service Class 2)
Subaccount D	Fidelity VIP Growth Portfolio (Service Class 2)
Subaccount E	Fidelity VIP Investment Grade Bond Portfolio (Service Class)
Subaccount F	Fidelity VIP Mid Cap Portfolio (Initial Class)
Subaccount G	Fidelity VIP Money Market Portfolio (Initial Class)
Subaccount H	Vanguard® VIF International Portfolio
Subaccount I	Vanguard® VIF Small Company Growth Portfolio